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                                                                   Exhibit 10.14

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                          AGREEMENT AND PLAN OF MERGER


                            DATED AS OF MAY 27, 1999
















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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I THE MERGER...........................................................1
   1.1   Merger................................................................1
   1.2   Charter, By-Laws, Officers and Directors of Surviving Corporation.....1
   1.3   Effective Time of the Merger..........................................2
   1.4   Taking of Necessary Action; Further Assurances........................2
   1.5   Authorization of the Merger Documents.................................2
   1.6   Tax-Free Reorganization...............................................2

ARTICLE II EFFECT ON SHARES AND OPTIONS........................................3
   2.1   Effect of the Merger on Capital Stock.................................3
   2.2   Exchange of Certificates; Initial Shares..............................3
   2.3   Escrow; Reserved Shares...............................................4
   2.4   Additional Shares.....................................................4
   2.5   Fractional Shares.....................................................4
   2.6   No Further Ownership..................................................4
   2.7   The Closing...........................................................5

ARTICLE III - Intentionally omitted............................................5

ARTICLE IV REPRESENTATIONS AND WARRANTIES About the COMPANY....................5
   4.1   Organization; Good Standing; Qualification and Power..................5
   4.2   Authorization.........................................................6
   4.3   Non-contravention.....................................................6
   4.4   Capitalization of the Company.........................................7
   4.5   Equity Investments....................................................7
   4.6   Bankruptcy, Etc.......................................................7
   4.7   Financial Statements..................................................8
   4.8   Events Subsequent to the Balance Sheet................................8
   4.9   Liabilities...........................................................9
   4.10  Legal Compliance......................................................9
   4.11  Title to Properties..................................................10
   4.12  Tax Matters..........................................................10
   4.13  Intellectual Property................................................12
   4.14  Contracts and Commitments............................................13
   4.15  Insurance............................................................14
   4.16  Litigation...........................................................15
   4.17  Employees............................................................15
   4.18  Employee Benefits....................................................15
   4.19  Environment and Safety...............................................17
   4.20  Related Party Transactions...........................................18
   4.21  Directors and Officers...............................................18
   4.22  Offering Exemption...................................................18
   4.23  Accounts and Notes Receivable........................................18


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   4.24  Brokers..............................................................18
   4.25  Disclosure...........................................................19
   4.26  Year 2000............................................................19

ARTICLE V REPRESENTATIONS AND WARRANTIES about THE SELLER.....................19
   5.1   Title to the Merger Shares...........................................20
   5.2   Authority; Noncontravention..........................................20
   5.3   Legal Compliance.....................................................20
   5.4   Brokers..............................................................21
   5.5   Registration Rights..................................................21
   5.6   No Security Interests................................................21
   5.7   Compliance with Applicable Laws......................................21
   5.8   Experience...........................................................21
   5.9   Investment...........................................................22
   5.10  Rule 144.............................................................22
   5.11  No Public Market.....................................................22
   5.12  Legend on Stock Certificates.........................................22

ARTICLE VI REPRESENTATIONS AND WARRANTIES ABOUT Parent And MergeCo............23
   6.1   Organization; Good Standing; Qualification and Power.................23
   6.2   Authorization........................................................23
   6.3   Non-contravention....................................................24
   6.4   Capitalization of Parent.............................................24
   6.5   Capitalization of MergeCo............................................25
   6.6   Subsidiaries.........................................................26
   6.7   Bankruptcy, Etc......................................................26
   6.8   Financial Statements.................................................26
   6.9   Events Subsequent to the Balance Sheet...............................26
   6.10  Legal Compliance.....................................................26
   6.11  Tax Matters..........................................................27
   6.12  Insurance............................................................28
   6.13  Litigation...........................................................28
   6.14  Employees............................................................28
   6.15  Employee Benefits....................................................29
   6.16  Environment and Safety...............................................29
   6.17  Related Party Transactions...........................................29
   6.18  Offering Exemption...................................................29
   6.19  Brokers..............................................................30
   6.20  Title to Properties..................................................30
   6.21  Intellectual Property................................................30
   6.22  Contracts and Commitments............................................31
   6.23  Accounts and Notes Receivable........................................32
   6.24  Disclosure...........................................................32
   6.25  Year 2000............................................................32

ARTICLE VII Covenants.........................................................33
   7.1   Conduct Pending Closing..............................................33
   7.2   Efforts to Consummate................................................34
   7.3   Exclusivity..........................................................35
   7.4   Notice of Prospective Breach.........................................35
   7.5   Access to Records and Properties of the Acquired Companies...........35
   7.6   Structure of Transaction.............................................36

ARTICLE VIII Closing Conditions...............................................36
   8.1   Conditions to Each Party's Obligations to Effect the Merger..........36
   8.2   Conditions to Obligations of Parent and MergeCo......................37
   8.3   Conditions to Obligations of the Company and the Seller..............39

ARTICLE IX Termination; Effect of Termination.................................40
   9.1   Termination..........................................................40
   9.2   Effect of Termination................................................41

ARTICLE X ADDITIONAL AGREEMENTS OF THE Seller.................................41
   10.1  Lock-Up Agreement....................................................41
   10.2  Stockholders' Agreement..............................................41
   10.3  Non-Solicit..........................................................41
   10.4  Non-Competition Agreement............................................42
   10.5  Confidentiality......................................................42
   10.6  Public Announcements.................................................43
   10.7  Cooperation Regarding Tax Filings....................................43
   10.8  Customer Relations...................................................43
   10.9  Put Option...........................................................43
   10.10 Call Option..........................................................44
   10.11 Forfeiture of Shares.................................................45

ARTICLE XI Indemnification....................................................46
   11.1  Indemnification Generally; Etc.......................................46
   11.2  Assertion of Claims..................................................47
   11.3  Notice and Defense of Third Party Claims.............................47
   11.4  Survival of Certain Indemnification Claims...........................48
   11.5  Limitations on Indemnification.......................................48

ARTICLE XII MISCELLANEOUS.....................................................49
   12.1  Transaction Expenses.................................................49
   12.2  No Third Party Beneficiaries.........................................49
   12.3  Entire Agreement.....................................................49
   12.4  Successors and Assigns...............................................49
   12.5  Counterparts.........................................................50
   12.6  Notices..............................................................50
   12.7  Governing Law........................................................51


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

   12.8  Amendments and Waivers...............................................51
   12.9  Certain Definitions..................................................52
   12.10 Incorporation of Schedules and Exhibits..............................58
   12.11 Construction.........................................................58
   12.12 Interpretation.......................................................58
   12.13 Independence of Covenants and Representations and Warranties.........59
   12.14 Remedies.............................................................59
   12.15 Severability.........................................................59
   12.16 Waiver of Jury Trial.................................................59

ANNEXES

Annex I               -    Forfeited Shares for Performance

SCHEDULES

Schedule 4.4          -    Agreements Relating to Capital Stock of Company
Schedule 4.5          -    Equity Investments
Schedule 4.7          -    Financial Statements
Schedule 4.8          -    Events Subsequent to the Balance Sheet
Schedule 4.10         -    Permits
Schedule 4.11         -    Title to Properties
Schedule 4.12(a)      -    Tax Matters
Schedule 4.12(b)      -    Tax Matters Exceptions
Schedule 4.13(a)      -    Intellectual Property
Schedule 4.13(b)      -    Infringement of Intellectual Property
Schedule 4.13(c)      -    Intellectual Property Filings
Schedule 4.14         -    Contracts and Commitments
Schedule 4.15(a)      -    Insurance
Schedule 4.16         -    Litigation against the Company
Schedule 4.17         -    Related Employee Matters
Schedule 4.18         -    Employee Benefit Plans
Schedule 4.20         -    Related Party Transactions
Schedule 4.21         -    Directors and Officers
Schedule 4.23         -    Accounts and Notes Receivable
Schedule 4.24         -    Brokers

                                      * * *

Schedule 6.4          -    Capitalization of Parent
Schedule 6.8          -    Parent Financial Statements
Schedule 6.10              Material Permits
Schedule 6.11         -    Parent Tax Matters
Schedule 6.13              Litigation against the Parent or MergeCo
Schedule 6.15         -    Parent Employee Plans
Schedule 6.17         -    Related Party Transactions


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Schedule 6.19         -    Parent Brokers
Schedule 6.20         -    Parent Property
Schedule 6.21         -    Parent Intellectual Property
Schedule 6.22         -    Parent Contracts and Commitments
Schedule 6.23         -    Parent Accounts and Notes Receivable

EXHIBITS

Exhibit A     -  Form of Opinion of Company Counsel
Exhibit B-1   -  Form of Employment Agreement with William Bahr
Exhibit B-2   -  Form of Employment Agreement with Karina Bahr
Exhibit C     -  Stockholders' Agreement
Exhibit D     -  Form of Opinion of Parent Counsel







                                      -v-
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                                    AGREEMENT AND PLAN OF MERGER, dated as of
                           May ___, 1999 among THE CHURCHILL BENEFIT
                           CORPORATION, a New Jersey corporation (the
                           "Company"), WILLIAM BAHR, an individual (the
                           "Seller"), and CHURCHILL ACQUISITION CORP., a Delaware corporation ("MergeCo"), a wholly owned subsidiary of OPUS360 CORPORATION, a Delaware Corporation ("Parent").

         WHEREAS, the Company and Parent have determined to engage in a business combination transaction on the terms stated herein;

         WHEREAS, the boards of directors of the Company and Parent have approved and deemed it advisable and in the best interests of their respective shareholders to consummate the transactions contemplated herein under which the business of the Company and Parent would be combined by means of the merger of MergeCo with and into the Company, as a result of which the Company will become a wholly-owned subsidiary of Parent;

         NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                   THE MERGER

1.1      MERGER.

         At the Effective Time (as defined in Section 1.3), MergeCo shall be merged with and into the Company (the "Merger") in accordance with the terms of this Agreement and the Delaware General Corporation Law (the "DGCL") and the New Jersey Business Corporation Act (the "NJBCA"). The Company shall be the surviving corporation in the Merger and shall continue its corporate existence under the NJBCA. The effects and the consequences of the Merger shall be as set forth in Section 1.3.

1.2      CHARTER, BY-LAWS, OFFICERS AND DIRECTORS OF SURVIVING CORPORATION.

         From and after the Effective Time, (a) the certificate of incorporation of the Company shall be the certificate of incorporation of the Surviving Corporation until altered, amended or repealed as provided in the NJBCA, (b) the By-laws of MergeCo shall be the By-laws of the Company unless and until altered, amended or repealed as provided in the NJBCA, such By-laws or the certificate of incorporation of the Company; and (c) the officers and directors of the Company shall initially be designated by Parent, unless and until removed or until their respective terms of office shall have expired in accordance with the NJBCA or the Company's certificate of incorporation or By-laws, as applicable.

1.3      EFFECTIVE TIME OF THE MERGER.

         On the Closing Date (as defined in Section 2.7), with respect to the Merger, a certificate of merger complying with the requirements of the DGCL shall be filed with the Secretary of State of Delaware and a certificate of merger complying with the requirements of the NJBCA shall be filed with the Secretary of State of New Jersey. The Merger shall become effective when the certificate of merger is filed with the Secretary of State of New Jersey (the "Effective Time").

1.4      TAKING OF NECESSARY ACTION; FURTHER ASSURANCES.

         Prior to the Effective Time, and subject to the terms and conditions contained in this Agreement, the parties hereto shall take or cause to be taken all such actions as may be necessary or appropriate in order to effectuate, as expeditiously as reasonably practicable, the Merger.

1.5      AUTHORIZATION OF THE MERGER DOCUMENTS.

         (a) Simultaneously with the execution and delivery of this Agreement, the Seller, being the holder of all of the shares of the capital stock of the Company, shall execute a written consent in lieu of a meeting, and Parent, as the sole shareholder of MergeCo, shall execute a written consent in lieu of a meeting, each of which written consents shall include resolutions approving and adopting the Merger, this Agreement, the Related Documents and the consummation of the transactions contemplated hereby, in each case as required by the DGCL and the NJBCA.

         (b) The Company shall take, and the Seller shall cause the Company to take, as promptly as practicable, all such other actions as may be necessary or advisable under the DGCL and the NJBCA and any other applicable Law or regulation in connection with the Merger, this Agreement or the Related Documents. Parent shall take, as promptly as practicable, all such actions as may be necessary or advisable under the DGCL and the NJBCA and any other applicable Law or regulation in connection with the Merger, this Agreement or the Related Documents.

1.6      TAX-FREE REORGANIZATION.

         (a) For Federal income tax purposes, the parties intend that the Merger be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "CODE"), by reason of Section 368(a)(2)(E) of the Code. The parties shall not take a position on any tax return inconsistent with this Section 1.6 except to the extent that the Merger cannot be treated as a tax-free reorganization (as determined by a final non-appealable Order or the Company or Parent after receiving advice from its respective legal counsel or accountants that treating the Merger as a tax-free reorganization may lead to interest charges, penalties or other sanctions).

         (b) Except as contemplated by this Agreement, none of the parties hereto shall take any action or fail to take any action that would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a)(1)(A) of the Code except to the extent that the transactions contemplated hereby cannot be treated as a tax-free reorganization (as determined by a final non-appealable Order or the Company or Parent after receiving advice from its respective legal counsel or accountants that treating the Merger as a tax-free reorganization may lead to interest charges, penalties or other sanctions), either before or after the consummation of the Merger.

                                   ARTICLE II
                          EFFECT ON SHARES AND OPTIONS

2.1      EFFECT OF THE MERGER ON CAPITAL STOCK.

         At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company or MergeCo:

         (a) Each share of Common Stock, par value $.01 per share, of MergeCo (the "MergeCo Common Stock") shall be converted into one share of Common Stock, no par value, of the Company (the "Company Common Stock").

         (b) Each share of Company Common Stock that is owned by the Company as treasury stock and all shares of Company Common Stock that are owned, directly or indirectly, by the Company or any of its respective wholly owned subsidiaries shall be canceled and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

         (c) The shares of Company Common Stock outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 2.1(b)) shall be converted into the right to receive the Initial Shares, the Reserved Shares, the Additional Shares and cash in lieu of any fractional shares otherwise issuable hereunder. Upon such conversion, each holder of a certificate formerly representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the (i) the Initial Shares, (ii) the Reserved Shares and (iii) the Additional Shares and any cash in lieu of any fractional shares otherwise issuable hereunder, to be issued and/or paid in consideration therefor.

2.2      EXCHANGE OF CERTIFICATES; INITIAL SHARES.

         Upon surrender of a certificate (a "Certificate") of Company Common Stock to Parent for cancellation, the holder of such Certificate shall be entitled to receive in exchange for each share of Company Common Stock represented thereby (a) a certificate representing that number of whole shares of Parent Common Stock (the "Initial Shares") equal to (i) $1,750,000 divided by
(ii) the Parent Initial Share Price and (b) cash in lieu of fractional shares which such holder has the right to receive pursuant to the provisions of Section 2.5.

2.3      ESCROW; RESERVED SHARES.

         (a) Within thirty days after the Closing, Parent shall appoint an entity reasonably acceptable to the Seller and Parent to act as escrow agent (the "Escrow Agent") pursuant to the Escrow Agreement in connection with the Merger and the other transactions contemplated hereby.

         (b) Promptly after the execution and delivery of the Escrow Agreement, Parent will deliver to the Escrow Agent, a number of whole shares of Parent Common Stock (the "Reserved Shares") equal to the quotient obtained by dividing
(i) $750,000 by (ii) the Parent Initial Share Price.

         (c) The Escrow Agreement shall provide that the Escrow Agent will deliver certificates representing the Reserved Shares to Parent or the Seller in accordance with the terms and conditions set forth therein.

2.4      ADDITIONAL SHARES.

         On the Escrow Release Date, Parent shall deliver to the Seller (a) a certificate registered in the name William Bahr, representing in the aggregate a number of whole shares of Parent Common Stock (the "Additional Shares") equal to
(i) the quotient obtained by dividing (A) $1 million less the Transaction Expenses by (B) the Parent Additional Share Price in effect on the business day immediately preceding such date less (ii) the aggregate number of Additional Shares (and/or Parent Shares derived from or issued in respect of Additional Shares) forfeited pursuant to the William Bahr Employment Agreement and/or
SECTION 10.11, plus (b) cash in lieu of fractional shares which such holder has the right to receive pursuant to the provisions of Section 2.5.

2.5      FRACTIONAL SHARES.

         Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of Parent Common Stock. A holder of Company Common Stock who would otherwise have been entitled to a fractional share of Parent Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the Parent Initial Share Price.

2.6      NO FURTHER OWNERSHIP.

(a) Until surrendered as contemplated by Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (i) the certificates representing the Initial Shares, (ii) subject to the Escrow Agreement, the right to receive Reserved Shares and (iii) subject to any forfeiture pursuant to either the William Bahr Employment Agreement or Section 10.11, the Additional Shares and, in each case, cash in lieu of any fractional shares.

         (b) No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to such shares and no cash payment in lieu of fractional shares shall be paid to any such holder until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable Laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to shares of Parent Common Stock issued to the holder on the Closing Date and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock held by the holder as of the applicable record date.

         (c) From and after the Effective Time the stock transfer books of the Company shall be closed and no transfer of any capital stock thereof shall thereafter be made. If, after the Effective Time, Certificates are presented to the Company, they shall be canceled and exchanged for certificates representing the appropriate number of Shares of Parent Common Stock as provided herein.

(d) Parent shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.7      THE CLOSING.

         The closing hereunder (the "CLOSING") shall take place at 10:00 a.m. EST at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, as soon as practicable after the conditions set forth in Article VII shall have been satisfied or waived or such other date as mutually agreed upon by the parties (such closing date, the "CLOSING DATE").

                      ARTICLE III - INTENTIONALLY OMITTED


                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES ABOUT THE COMPANY

         As a material inducement to Parent and MergeCo to enter into and perform their obligations under this Agreement, the Company and Seller, represent and warrant, jointly and severally, to Parent and MergeCo as follows:

4.1      ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER.

         The Company is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation, has all requisite power to own, lease and operate its Assets and to carry on its business as presently being conducted, and is qualified to do business and is in good standing in every jurisdiction in which the failure to so qualify or be in good standing has had or could reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to Parent true and complete copies of its Fundamental Documents as in effect on the date hereof.

4.2      AUTHORIZATION.

         (a) The Company has all requisite power and authority to execute and deliver this Agreement and each Related Document to which it is a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of each this Agreement and each such Related Document and all related transactions and to perform its obligations hereunder and thereunder. This Agreement and each Related Document to which the Company is a party has been duly authorized by all necessary action (corporate or otherwise) on the part of the Company and its shareholders, and this Agreement and each Related Document (other than the Escrow Agreement) to which the Company is a party has been duly executed and delivered by the Company, and this Agreement and each Related Document to which the Company is a party (other than the Escrow Agreement) constitutes (and, upon its execution and delivery by the parties thereto, the Escrow Agreement will constitute) the valid and legally binding obligation of the Company, as the case may be, enforceable in accordance with its terms and conditions, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors' rights generally or by general principles of equity.

         (b) The authorization, issuance, sale and delivery of the Company Common Stock and the Merger has been duly authorized by all requisite action of the Company's Board and shareholders. As of the Closing, the Company Common Stock will be validly issued and outstanding, will be fully paid and nonassessable, with no personal liability attaching to the ownership thereof, free and clear of any Liens whatsoever and with no restrictions on the voting rights thereof and other incidents of record and beneficial ownership pertaining thereto, in each case other than pursuant to this Agreement or the Related Documents.

4.3      NON-CONTRAVENTION.

         The execution, delivery and performance by the Company of this Agreement and the Related Documents to which it is a party, the consummation of the transactions contemplated thereby and compliance with the provisions thereof, including the issuance, sale and delivery of the Company Common Stock have not and shall not, (a) violate any Law to which the Company or any of its Assets is subject, (b) violate any provision of the Fundamental Documents of the Company, (c) conflict with, result in a breach of, constitute a default under (with or without due notice or lapse of time, or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any contract to which the Company is a party or by which any of the Assets of the Company is bound or (d) result in the imposition of any Lien upon any of the Assets of the Company. Other than state blue sky securities filings, the Company has not been or is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity or any other Person for the valid authorization, issuance and delivery of the Company Common Stock, this Agreement or any Related Document.

4.4      CAPITALIZATION OF THE COMPANY.

         (a) The authorized capital stock of the Company consists of:

                  (i) 1,000 shares of the Company's common stock, all of which are issued and outstanding, fully paid and nonassessable.

         (b) Except as contemplated by hereby or by the Related Documents or otherwise set forth on SCHEDULE 4.4, there are, and immediately after consummation of the Closing there will be, no (i) outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any shares of its capital stock or other securities, or (ii) preemptive or similar rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company pursuant to any provision of Law, the Company's Fundamental Documents or any contract to which the Company, or to the best Knowledge of the Company, any shareholder thereof is a party; and, except as contemplated by the this Agreement or the Related Documents or otherwise set forth on SCHEDULE 4.4, there is, and, immediately after the consummation of the Closing there will be, no Lien (such as a right of first refusal, right of first offer, proxy, voting trust, voting agreement, etc.) with respect to the sale or voting of shares of capital or securities of the Company (whether outstanding or issuable).

         (c) All shares of the capital stock and other securities issued by the Company have been issued in transactions in accordance with applicable Laws governing the sale and purchase of securities.

4.5      EQUITY INVESTMENTS.

         The Company does not have any Subsidiaries. Except as set forth on
SCHEDULE 4.5, the Company does not own, directly or indirectly, any capital stock, partnership interest or joint venture interest in, or any security issued by, any other Person. SCHEDULE 4.5 sets forth the amount and description of any capital stock, partnership interest or joint venture interest held by the Company.

4.6      BANKRUPTCY, ETC.

         The Company is not involved in any Proceeding by or against the Company as a debtor before any Governmental Entity under Title 11 of the United States Code or any other insolvency or debtors' relief act, whether state or Federal, or for the appointment of a trustee, receiver, liquidation, assignee, sequestrator or other similar official for any part of the property of the Company.

4.7      FINANCIAL STATEMENTS.

         (a) SCHEDULE 4.7 contains the following financial statements (collectively, the "Financial Statements"):

                  (i) the unaudited balance sheet of the Company as of March 31, 1999 (the "Interim Balance Sheet") and the related unaudited statements of income and cash flow for the three month period then ended (collectively, the "Interim Financial Statements");

                  (ii) the audited balance sheet of the Company as of December 31, 1998 (the "Latest Balance Sheet") and the related statements of income and cash flows for the year then ended, together with the accompanying supplementary information and reports of the auditors; and

                  (iii) the unaudited balance sheets of the Company as of December 31, 1997 and 1996 and the related statements of income and cash flows for the two years then ended.

         (b) Each of the Financial Statements (i) has been prepared in accordance with the books and records of the Company (which are true and complete in all material respects), (ii) fairly presents the financial condition and results of operations which it purports to present as of the dates thereof and for the periods indicated thereon (except, with respect to the Interim Financial Statements, for the lack of footnotes and for year end adjustments which will not be material individually or in the aggregate) and (iii) except with respect to the unaudited financial statements referred to in Section 4.7(a)(iii), has been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, subject, in the case of the Interim Financial Statements, to the lack of footnotes and other presentation items. Since the date of the Latest Balance Sheet, except as required by applicable Law or GAAP, there has been no change in any accounting principle, procedure or practice followed by the Company or in the method of applying any such principle, procedure or practice. The Company has no outstanding Funded Indebtedness.

4.8      EVENTS SUBSEQUENT TO THE BALANCE SHEET.

         Since the date of the Latest Balance Sheet, the Company has operated its business in the ordinary course consistent with past practice, and the Company has not suffered any Material Adverse Change. Since that date, except as set forth on SCHEDULE 4.8:

         (a) the Company has not sold, leased, transferred or assigned any Asset, other than inventory in the ordinary course of business, consistent with past practice;

         (b) no Person has accelerated, terminated, modified or canceled any contract (or series of related contracts) involving more than $25,000 to which the Company is a party or by which the Company is bound and, to the best Knowledge of the Company, no Person has notified the Company that it intends to take any such action;

         (c) the Company has not experienced any material damage, destruction or loss (whether or not covered by insurance) to any of its respective material Assets;

         (d) the Company has not paid any dividends, made any redemptions of or distributions in respect of the capital stock of the Company;

         (e) the Company has not paid any fee, interest, dividend, royalty or any other payment of any kind to any Affiliate thereof, other than the payment to the officers and directors of the Company of their current salaries (if any);

         (f) the Company has not increased the compensation of any employee, officer or director of the Company or made any contributions to any Plan other than in the ordinary course of business;

         (g) the Company has not incurred any indebtedness or any increase in the amount payable by the Company under any credit or loan agreement to which the Company is a party;

         (h) no Person has accelerated any Funded Indebtedness and no party has made any payment in respect of Funded Indebtedness prior to the date such payment is due and payable;

         (i) the Company has not incurred any single capital expenditure in excess of $10,000 and the Company has not incurred capital expenditures in the aggregate in excess of $50,000; and

         (j) the Company has not committed to do any of the foregoing.

4.9      LIABILITIES.

         The Company has no liability or obligation, absolute or contingent (individually or in the aggregate), including, without limitation, any Tax liability due and payable, which is not reflected on the Interim Balance Sheets or incurred after the date thereof in the ordinary course of business. There were no "loss contingencies" (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) that were not adequately provided for on the Interim Balance Sheets.

4.10     LEGAL COMPLIANCE.

         The Company has complied with, and the business of the Company is being conducted in material compliance with, all applicable Laws, Orders and Permits, and no Proceeding is pending or, to the best Knowledge of the Company, threatened, alleging any failure to so comply. SCHEDULE 4.10 sets forth a list of all material Permits under which the Company is operating or bound. The Company has furnished to Parent true and complete copies of such Permits. The Company's Permits (a) constitute all Permits used or required in the conduct of the business of the Company as presently conducted, (b) are in full force and effect, (c) have not been violated in any material respect and (d) are not subject to any pending or, to the best Knowledge of the Company, threatened Proceeding seeking their revocation or limitation.

4.11     TITLE TO PROPERTIES.

         (a) Except as set forth on SCHEDULE 4.11, (i) the Company owns good and marketable title, free and clear of all Liens (other than Permitted Liens), to all of the Assets owned by it and (ii) the Company is not obligated under any contract, or subject to any restriction, that presently has, has had, or reasonably could be expected to have a Material Adverse Effect on the Company. The Company owns or leases under valid leases all facilities, machinery, equipment and other Assets necessary for the conduct of its business as conducted as of the date hereof and as of the date of the Latest Balance Sheet.

         (b) The Company does not own any real property. SCHEDULE 4.11 contains a list and brief description of all real property leased by the Company pursuant to one or more leases (the "Company Real Property"), and sets forth the names of the lessor and the lessee and the basic terms thereof. The Company Real Property constitutes all real property used or occupied by the Company in connection with the business of the Company.

4.12     TAX MATTERS.

         (a) Except as specifically set forth on SCHEDULE 4.12(A), the Company and each other corporation included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Code, of which the Company is or has been a member, (i) has timely paid all Taxes required to be paid by it through the date hereof (including any Taxes shown due on any material Tax Return) and (ii) has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true and complete in all material respects. All Taxes shown to be due on each of the Tax Returns filed by the Company have been timely paid in full.

         (b) Except as set forth in SCHEDULE 4.12(B),

                  (i) no Liens (other than Permitted Liens) have been filed and the Company has not been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return of the Company, and no waivers of statutes of limitations have been given or requested with respect to the Company;

                  (ii) there are no pending Tax audits of any Tax Returns of the Company;

                  (iii) no unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against the Company or any member of any affiliated or combined group of which the Company was or is a member;

                  (iv) full and adequate accrual has been made in accordance with GAAP (A) on the Latest Balance Sheet, and the books and records of the Company and for all Taxes currently due and all deferred Taxes not yet due and payable by the Company, for all periods ending on or prior to the Latest Balance Sheet Date, and (B) on the books and records of the Company for all Taxes payable by the Company, for all periods beginning after the Latest Balance Sheet Date; the Company has not incurred any Liability for Taxes from and after the Latest Balance Sheet Date other than Taxes incurred in the ordinary course of business and consistent with past practices;

                  (v) the Company has not and no one on behalf of the Company has made an election to be treated as a "consenting corporation" under
         Section 341(f) of the Code and the Company is not and has not been a "personal holding company" within the meaning of Section 542 of the Code;

                  (vi) the Company has complied in all material respects with all applicable Laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees) and the Company has not been and is not liable for any Taxes for failure to comply with such Laws;

                  (vii) the Company is not and has not been a party to any Tax sharing agreement;

                  (viii) the Company has not incurred any obligation to make any payments that (A) will be non-deductible under, or would otherwise constitute a "parachute payment" within the meaning of, Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax law) or (B) are or may be subject to the imposition of an excise tax under Section 4999 of the Code;

                  (ix) the Company has not agreed to and is not required to make any adjustments or changes to its accounting methods pursuant to
         Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of the Company.

                  (x) no claim has been made within the last three years by any taxing authority in a jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction; and

                  (xi) the Company has timely filed elections to be treated as an S corporation in accordance with the provisions of Section 1362(a) of the Code as in effect on such filing date (and has received confirmations of such elections from the Internal Revenue Service) and in accordance with similar state laws, effective for the taxable year beginning on the date of the organization of the Company in the State of New Jersey, and has qualified and continues to qualify as an S corporation for all years and periods thereafter up to the Closing.

4.13     INTELLECTUAL PROPERTY.

         (a) SCHEDULE 4.13(a) identifies (i) all Intellectual Property used by the Company in connection with the business of the Company, (ii) each license, agreement or other permission which the Company has granted to any Person with respect to any Intellectual Property used by the Company in connection with the business of the Company and (iii) each item of Intellectual Property that any Person owns and that the Company uses in connection with its business pursuant to license, sublicense, agreement or permission ("Licensed Intellectual Property").

         (b) Except as specifically set forth on SCHEDULE 4.13(B):

                  (i) to the Company's Knowledge, the Company has not infringed upon or misappropriated any Intellectual Property rights of third parties, and the Company has not received any charge, complaint, claim, demand or notice alleging any such infringement or misappropriation;

                  (ii) to the Company's Knowledge, the Company has the right to use, sell, license and dispose of, and have the right to bring actions for the infringement of, and, where necessary, have made timely and proper application for the registration and patenting of all Intellectual Property (other than the Licensed Intellectual Property) necessary or required for the conduct of their business as currently conducted and as proposed to be conducted and such rights to use, sell, license, dispose of and bring actions are exclusive with respect to such Intellectual Property;

                  (iii) the Company has the right to use all Intellectual Property necessary or required for the conduct of its business as currently conducted and proposed to be conducted;

                  (iv) there are no royalties, honoraria, fees or other payments payable by the Company to any Person by reason of the ownership, use, license, sale or disposition of the Intellectual Property, other than in connection with Licensed Intellectual Property;

                  (v) no activity, service or procedure currently conducted or proposed to be conducted by the Company violates or will violate any agreement governing the use of Licensed Intellectual Property;

                  (vi) the Company has taken reasonable and practicable steps (including, without limitation, entering into confidentiality and nondisclosure agreements with all officers, directors and employees of and consultants to the Company with access to or Knowledge of the Intellectual Property) designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Intellectual Property; and

                  (vii) the Company has not sent to any third party or otherwise communicated to another Person in the past five years any charge, complaint, claim, demand or notice asserting infringement or misappropriation of, or other conflict with, any Intellectual Property right of the Company by such other Person or any acts of unfair competition by such other Person, nor to the best Knowledge of the Company is any such infringement, misappropriation, conflict or act of unfair competition occurring or threatened.

         (c) SCHEDULE 4.13(c) contains a true and complete list of all applications and filings made or taken pursuant to Federal, state, local and foreign Laws by the Company to perfect or protect its interest in the Intellectual Property, including, without limitation, all patents, patent applications, trademarks, trademark applications, service marks and servicemark applications.

4.14     CONTRACTS AND COMMITMENTS.

         Except as set forth on SCHEDULE 4.14, the Company is not a party to any written or oral:

         (a) contract for the employment of any officer, individual employee, or other Person on a full-time, part-time, consulting or other basis;

         (b) contract relating to Funded Indebtedness or to the mortgaging, pledging or otherwise placing a Lien on any Asset or group of Assets of the Company;

         (c) contract involving the sale of the accounts receivable of the Company to any other Person at a discount;

         (d) guarantee of any obligation for borrowed money or otherwise;

         (e) contract with respect to the lending or investing of funds;

         (f) contract under which the Company is the lessee of or the holder or operator of any real or personal property owned by any other Person;

         (g) contract under which the Company is the lessor of or permits any third Person to hold or operate any real or personal property owned or controlled by the Company;

         (h) assignment, license, indemnification or agreement with respect to any form of intangible property, including, without limitation, any Intellectual Property or confidential information;

         (i) contract or group of related contracts with the same Person for the sale of assets or services which generate in excess of $100,000 in revenues in any 12-month period;

         (j) contract which prohibits the Company from freely engaging in business anywhere in the world;

         (k) contract relating to the purchase, distribution, marketing or sales of the Company's or any other Person's products (other than purchase and sales orders entered into in the ordinary course of business consistent with past practices and the performance of which by the parties thereto is reasonably expected to be substantially completed within 30 days of the execution thereof);

         (l) contract with any Affiliate; or

         (m) other contract material to the business of the Company.

         Except as specifically disclosed in SCHEDULE 4.14, the Company has performed in all material respects all obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any such contract to which it is a party or by which any of its Assets may be bound; and to the Company's Knowledge no event has occurred which with the passage of time or the giving of notice or both would result in such a default or breach under any such contract. To the Company's Knowledge, no other party to any contract to which the Company is a party or by which its Assets may be bound is in default under or in breach of such contract and no event has occurred which with the passage of time or giving of notice or both would result in a default or breach under any such contract. There has been made available to Parent (i) a true and complete copy of each of the contracts listed on SCHEDULE 4.14, together with all amendments, waivers or other changes thereto, and (ii) a complete description of all oral contracts to which the Company is a party or by which any of their Assets may be bound.

4.15     INSURANCE.

         (a) SCHEDULE 4.15 contains a true and complete list of all policies of liability, theft, fidelity, life, fire, product liability, workmen's compensation, health and other forms of insurance held by the Company and/or known by the Company to be held by Seller for the benefit of the Company (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims thereunder). The Company has maintained such insurance coverage at all times during the course of the operation of the business, and such insurance coverage has been maintained on an occurrence basis. The Company is insured against all risks usually insured against by Persons conducting similar businesses and operating similar properties in the localities where the business is conducted and the properties of the Company are located, under policies of such types and in such amounts as are customarily carried by such Persons.

         (b) Except as set forth on SCHEDULE 4.15, with respect to each policy of insurance listed on SCHEDULE 4.15: (i) all premiums with respect thereto are currently paid and are not subject to adjustment, and no Person is in default in any respect with respect to its obligations under such policy, and no basis exists that would give any insurer under any such policy the right to cancel or unilaterally reduce or limit the stated coverages contained in such policy; (ii) there are no outstanding claims currently pending under such policy that could be expected to cause a material increase in the insurance rates of the Company, and no facts or circumstances exist that might reasonably be expected to relieve the insurer under such policy of its obligations to satisfy in full any claim thereunder; and (iii) the Company has not received any notice that such policy has been or shall be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or the premium on such policy shall be materially increased on the renewal thereof.

4.16     LITIGATION.

         Except as set forth on SCHEDULE 4.16, (i) there is no Proceeding pending or, to the best Knowledge of the Company, threatened by or against, or affecting the Assets of, the Company (or any of its predecessors), and (ii) the Company is not bound by any Order. SCHEDULE 4.16 sets forth all Proceedings involving the Company.

4.17     EMPLOYEES.

         (a) The Company has complied in all material respects with all Laws relating to the hiring of employees, the retention of independent contractors and the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes. The Company does not have Knowledge of any labor relations problems being experienced by it (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances).

         (b) Except as set forth on SCHEDULE 4.17, (i) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees and upon any termination of the employment of any such employees, (ii) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any other Governmental Entity, (iii) there is no labor strike, material dispute, slowdown or stoppage actually pending or, to the best Knowledge of the Company, threatened against or involving the Company, (iv) no labor union currently represents the employees of the Company, and (v) to the best Knowledge of the Company, no labor union has taken any action with respect to organizing the employees of the Company. The Company is not a party to or bound by any collective bargaining agreement or union contract.

4.18     EMPLOYEE BENEFITS.

         (a) SCHEDULE 4.18 contains a true, complete and correct list of all Employee Benefit Plans (collectively, the "PLANS") (i) that cover any employees, contract employees or former employees of the Company or any spouses, family members or beneficiaries thereof (A) that are maintained, sponsored or contributed to by the Company or (B) with respect to which the Company is obligated to contribute or has any actual or potential Liability, or (ii) with respect to which the Company has any actual or potential Liability or obligation on account of the maintenance or sponsorship thereof or contribution thereto by any present or former ERISA Affiliate of the Company.

         (b) ADMINISTRATION AND COMPLIANCE. Except as set forth on SCHEDULE 4.18, with respect to each Employee Plan:

                  (i) such Employee Plan has been established, maintained, operated and administered in accordance with its terms and in compliance in all material respects with ERISA, the Code, and other applicable Laws (including with respect to reporting and disclosure);

                  (ii) all required, declared or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the date hereof have been made or properly accrued on the Latest Balance Sheet, or with respect to accruals properly made after the date of the Latest Balance Sheet, on the books and records of the Company and all amounts withheld from employees have been timely deposited into the appropriate trust or account;

                  (iii) there is no unfunded actual or potential Liability relating to such Employee Plan which is not reflected on the Latest Balance Sheet, or with respect to accruals properly made after the date of the Latest Balance Sheet, on the books and records of the Company;

                  (iv) Neither the Company nor any of its respective ERISA Affiliates or any other "DISQUALIFIED PERSON" or "PARTY IN INTEREST" (as such terms are defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to such Plan, have breached the fiduciary rules of ERISA or engaged in a prohibited transaction that could subject any of the foregoing Persons to any tax or penalty imposed under Section 4975 of the Code of Section 502(i), (j) or (l) of ERISA;

                  (v) no Proceedings (other than routine claims for benefits) are pending or, to the Knowledge of the Seller, threatened against or relating to any Plan or any fiduciary thereof, and there is, to the Knowledge of the Seller, no basis for any such Proceeding against any Plan;

                  (vi) such Plan, if intended to be "QUALIFIED," within the meaning of Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and the related trusts are exempt from Tax under Section 501(a) of the Code, and nothing has occurred that has or could reasonably be expected to adversely affect such qualification or exemption;

                  (vii) except as may be required under Laws of general application, such Plan does not obligate the Company to provide any employee or former employee, or their spouses, family members or beneficiaries, any post-employment or post-retirement health or life insurance, accident or other "WELFARE-TYPE" benefits;

                  (viii) if such Plan is a "GROUP HEALTH PLAN" within the meaning of Section 5000 of the Code, such Plan has been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred;

                  (ix) the Company has never maintained or been obligated to contribute to a Multi-employer Plan (as defined in Section 3(37) of ERISA), a Multiple Employer Plan (as defined in Section 413 of the
         Code) or a Defined Benefit Pension Plan (as defined in Section 3(35) of ERISA);

                  (x) all reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each Plan; and

                  (xi) no benefit payable or which becomes payable by the Company or any ERISA Affiliate thereof pursuant to any Plan shall constitute an "EXCESS PARACHUTE PAYMENT," within the meaning of Section 280G of the Code, which is or may be subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

         (c) Parent has been provided with true and complete copies, to the extent applicable, of all documents pursuant to which such Plan is maintained and administered, the two most recent annual reports (Form 5500 and attachments) and financial statements therefor, all governmental rulings, determinations, and opinions (and pending requests therefor), and, if such Plan provides post-employment or post-retirement health and life insurance, accident or other "WELFARE-TYPE" benefits, the most recent valuation of the present and future obligations under such Plan; and the foregoing documents accurately reflect all of the terms of such Plan (including, without limitation, any agreement or provision which would limit the ability of the Company to make any prospective amendments or terminate such Plan).

4.19     ENVIRONMENT AND SAFETY.

         The Company has complied in all material respects with, and is in compliance with, all Environmental and Safety Requirements, and there are no material Proceedings pending or, to the best Knowledge of the Company, threatened against the Company alleging any failure to so comply or involving any of its past operations or any real property currently used by the Company. The Company has not received any written or oral notice or report with respect to it or its facilities regarding any (i) actual or alleged violation of Environmental and Safety Requirements or (ii) actual or potential Liability arising under Environmental Safety Requirements, including, without limitation, any investigatory, remedial or corrective obligation. The Company has not expressly assumed or undertaken any Liability of any other Person under any Environmental and Safety Requirements. The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned or operated any real property in a manner that has given rise to any material Liabilities pursuant to CERCLA, SWDA or any other Environmental and Safety Requirement, including any material Liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations.

4.20     RELATED PARTY TRANSACTIONS.

         Except as set forth on SCHEDULE 4.20, and except for compensation to regular employees of the Company, no current or former Affiliate of the Company, is now, or has been during the last five fiscal years, (i) a party to any transaction or contract with the Company, (ii) indebted to the Company, or (iii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of the Company (other than non-affiliated holdings in publicly held companies), nor does any such Person receive income from any source other than the Company which should properly accrue to the Company. Except as set forth on SCHEDULE 4.20, no current or former Affiliate of the Company or any Associate thereof is a guarantor or otherwise liable for any Liability (including indebtedness) of the Company.

4.21     DIRECTORS AND OFFICERS.

         SCHEDULE 4.21 lists all of the current directors and officers of the Company and each Subsidiary, their accrued 1999 compensation through the date hereof, their current compensation levels and the dates on which they assumed their respective offices.

4.22     OFFERING EXEMPTION.

         Based in part upon and assuming the accuracy of the representations and warranties of Parent and MergeCo in Article VI, the offering, sale and issuance of the Company Common Stock has been, is, and will be, exempt from registration under the Securities Act, and such offering, sale and issuance is also exempt from registration under applicable state securities and "blue sky" laws. The Company has made all requisite filings and has taken or will take all action necessary to be taken to comply with such state securities or "blue sky" laws.

4.23     ACCOUNTS AND NOTES RECEIVABLE.

         All the accounts receivable and notes receivable owing to the Company as of the date hereof constitute, and as of the Closing shall constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on SCHEDULE 4.23, (i) all accounts and notes receivable are good and collectible in the ordinary course of business consistent with past practice at the aggregate recorded amounts thereof, (ii) no account debtor or note debtor is delinquent for payments in excess of $20,000 and for more than 90 days and, (iii) no account debtor or note debtor has refused or, to the Knowledge of the Seller, threatened to refuse to pay its obligations to the Company for any reason, or has otherwise made a claim of set-off or similar claim and (iv) no account debtor or note debtor is insolvent or bankrupt.

4.24     BROKERS.

         SCHEDULE 4.24 sets forth a true and complete list of each agent, broker, investment banker, Person or firm who or which has acted on behalf, or under the authority, of the Company (or its predecessors) or any of its shareholders or will be entitled to any fee or commission directly or indirectly from the Company or any of its shareholders. Parent will not, have and from and after the Closing, the Company will not have, any Liability or obligation to any such agents, brokers, investment bankers Persons or Firms in connection with any of the transactions contemplated hereby, except for the obligation of the Company to pay $100,000 of the fee payable to The Geneva Companies.

4.25     DISCLOSURE.

         Neither this Agreement nor any of the Schedules or Exhibits, any of the Related Documents nor any other written material, when viewed separately or together, delivered to Parent or any of its directors, officers, partners, employees, representatives or agents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading as of the date hereof.

4.26     YEAR 2000.

         All of the Company's products, devices and programs are designed to be used prior to, during and after the calendar year 2000 A.D., and such products, devices and programs will operate during each such time period without error relating to date data and date-dependent data, specifically including any error relating to, or the program of, date data which represents or references different centuries or more than one century, other than such errors which have not had nor could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company's business as presently conducted or as proposed to be conducted. Other than any of the following which has not had nor could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Company's business as presently conducted or as proposed to be conducted, without limiting the generality of the foregoing:

         (a) Each such product, device or program will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century; and

         (b) Each such product, device or program has been designed to ensure Year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values and date data interface values that reflect the century.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES ABOUT THE SELLER

         As a material inducement to Parent and MergeCo to enter into and perform their obligations under this Agreement, Seller represents and warrants to Parent and MergeCo as follows:

5.1      TITLE TO THE MERGER SHARES.

         Seller is the lawful owner, of record and beneficially, of all of the shares of Company Common Stock and has good and marketable title to such shares, free and clear of any Encumbrances whatsoever and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto. Except for this Agreement or as set forth on SCHEDULE 4.4, there are no agreements or understandings between Seller and any other Person with respect to the acquisition, disposition or voting of or any other matters pertaining to any of the capital stock of the Company. Seller acquired his shares of capital stock of the Company in one or more transactions exempt from registration under the Securities Act, and in compliance with applicable state securities Laws. Except as set forth on SCHEDULE 4.4, Seller has no right whatsoever to receive or acquire any additional shares of capital stock of the Company.

5.2      AUTHORITY; NONCONTRAVENTION.

         (a) Seller has full and absolute legal right, capacity, power and authority to enter into this Agreement and the Related Documents to which he is a party.

         (b) This Agreement and the Related Documents to which Seller is a party are the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, including without limitation, the doctrines of good faith, fair dealing, unconscionability, reasonableness and materiality and the discretion of courts in granting equitable remedies, including, without limitation, specific performance.

         (c) Neither the execution, delivery and performance of this Agreement or the Related Documents to which Seller is a party nor the consummation of the transactions contemplated hereby and thereby nor compliance by Seller with any of the provisions hereof or thereof will (i) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any material obligation contained in or the loss of any material benefit under, any term, condition or provision of any contract to which Seller is a party, or by which Seller or any of its properties may be bound or (ii) violate any Law applicable to Seller or any of his properties, which conflict or violation would prevent the consummation of the transactions contemplated by this Agreement or any of the Related Documents to which Seller is a party or result in an Encumbrance on or against any material assets, rights or properties of the Company or on or against any capital stock of the Company or give rise to any material claim against Seller, the Company, Parent, MergeCo or any their respective Affiliates.

5.3      LEGAL COMPLIANCE.

         No consent, approval, Permit, Order, notification or authorization of, or any exemption from or registration, declaration or filing with, any Governmental Entity or any third Person is required in connection with the execution, delivery and performance by Seller of this Agreement or any Related Document to which he is or will be a party or the consummation by Seller of the transactions contemplated hereby or thereby.

5.4      BROKERS.

         After the Closing, neither Parent nor the Company will be required to pay any fee or commission to any agent, broker, investment banker, Person or firm as a result of the transactions contemplated hereby.

5.5      REGISTRATION RIGHTS.
         Immediately following the Closing, except as contemplated by the Related Documents, no person has any right to cause the Company to effect the registration under the Securities Act of any securities (including debt securities) of the Company owned by Seller.

5.6      NO SECURITY INTERESTS.

         Except as contemplated by this Agreement or the Related Documents, there are, and immediately after consummation of the Closing there will be, no
(i) outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which Seller is or may become obligated to sell any shares of Company Common Stock or any Parent Shares. There is, and, immediately after the consummation of the Closing there will be, no Lien or any right of first refusal, right of first offer, proxy, voting trust, voting agreement or other arrangement or agreement with respect to the sale or voting of or otherwise relating to any share of Company Common Stock or Parent Shares (whether outstanding or issuable).

5.7      COMPLIANCE WITH APPLICABLE LAWS

         All shares of the capital stock and other securities being transferred by Seller have been issued in transactions in accordance with applicable Laws governing the sale and purchase of securities.

5.8      EXPERIENCE.

         (a) Seller understands that none of the shares of Parent Common Stock transferred in the Merger or the shares issuable upon exercise of any such options have been, and will not be (in the case of the shares, upon issuance), registered or qualified under the Securities Act, or any applicable state securities laws. Such options and/or shares must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act or is exempt from such registration or qualification. Seller understands that there is no public market for the Parent Shares or the underlying shares and that the transferability thereof is restricted.

         (b) Seller (i) has been furnished with or has had access to the information that Seller has requested from Parent, (ii) has had an opportunity to discuss with management of Parent the intended business and financial affairs of Parent and (iii) has generally such knowledge and experience in business and financial matters so as to enable Seller to understand and evaluate the risks of and form an investment decision with respect to the matters set forth in this Agreement. Without limiting the foregoing, Seller has reviewed and understands this Agreement and the Related Documents, including, without limitation, this Agreement.

         (c) Seller does not need liquidity in his investment in the Parent Shares and is able to bear the economic risk of its investment and the complete loss of all of such investment. Seller recognizes that an investment in Parent involves certain risks, and has taken full cognizance of, and understands all of, the risk factors related to its execution and delivery of this Agreement.

5.9      INVESTMENT.

         Seller is acquiring the Parent Shares for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. Seller understands that the Parent Shares, to be acquired have not been registered under the Securities Act or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Seller's representations as expressed herein.

5.10     RULE 144.

         Seller acknowledges and understands that he must bear the economic risk of the ownership of the Parent Shares for an indefinite period of time because the Parent Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. Seller also understands that there are contractual restrictions contained in this Agreement and the Related Documents which affect the transferability of the Parent Common Stock. Seller understands that any transfer agent of Parent will issue stop-transfer instructions with respect to the Parent Shares unless any transfer thereof is subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.

5.11     NO PUBLIC MARKET.

         Seller understands that no public market now exists for the Parent Common Stock and that there is no assurance that a public market will ever exist for such stock.

5.12     LEGEND ON STOCK CERTIFICATES.

         Seller understands that each certificate representing Parent Shares shall bear a legend containing the following words (in addition to any other legend required by law or applicable agreement):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE RESOLD UNLESS REGISTERED

                  PURSUANT THERETO OR AN EXEMPTION FROM REGISTRATION IS
                  AVAILABLE.

                  THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF DECEMBER 24, 1998, AMONG OPUS360 CORPORATION AND CERTAIN HOLDERS OF THE OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SUCH CORPORATION."

                                   ARTICLE VI
             REPRESENTATIONS AND WARRANTIES ABOUT PARENT AND MERGECO

         As a material inducement to the Company to enter into and perform its obligations under this Agreement, MergeCo represents and warrants to the Seller as of the date hereof, as follows:

6.1      ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER.

         Parent and MergeCo are duly organized, validly existing and in good standing under the Laws of their jurisdiction of formation, have all requisite power to own, lease and operate their Assets and to carry on their business as presently being conducted, and are qualified to do business and are in good standing in every jurisdiction in which the failure to so qualify or be in good standing would have a Material Adverse Effect. Parent and MergeCo have made available to the Company true and complete copies of their Fundamental Documents as in effect on the date hereof.

6.2      AUTHORIZATION.

         (a) Parent and MergeCo have all requisite power and authority to execute and deliver this Agreement and each Related Document to which they are a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of each this Agreement and each such Related Document and all related transactions and to perform their obligations under this Agreement and each such Related Document. This Agreement and each Related Document to which Parent or MergeCo is a party has been duly authorized by all necessary action (corporate or otherwise) on the part of Parent or MergeCo, and this Agreement and each Related Document (other than the Escrow Agreement) to which Parent or MergeCo is a party has been duly executed and delivered by Parent or MergeCo, and this Agreement and each Related Document (other than the Escrow Agreement) constitutes (and, upon its execution and delivery by the parties thereto, the Escrow Agreement will constitute) the valid and legally binding obligation of Parent or MergeCo enforceable in accordance with its terms and conditions, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors' rights generally or by general principles of equity.

         (b) The authorization, issuance, sale and delivery of the Initial Shares, the Reserved Shares and the Additional Shares in connection with the Merger has been duly authorized by all requisite action of Parent's Board of Directors and shareholders. As of the Closing, the Initial Shares will be validly issued and outstanding, will be fully paid and nonassessable, with no personal liability attaching to the ownership thereof, free and clear of any Liens whatsoever and with no restrictions on the voting rights thereof and other incidents of record and beneficial ownership pertaining thereto, in each case other than pursuant to this Agreement and the Related Documents.

6.3      NON-CONTRAVENTION.

         The execution, delivery and performance by Parent and MergeCo of this Agreement and the Related Documents to which they are a party, the consummation of the transactions contemplated thereby and compliance with the provisions thereof, including the issuance, sale and delivery of the Initial Shares, the Reserved Shares and the Additional Shares in connection with the Merger have not and shall not, (a) violate any Law to which Parent or MergeCo or any of their respective Assets is subject, (b) violate any provision of the Fundamental Documents of Parent or MergeCo, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any material contract to which Parent or MergeCo is a party or by which any of the Assets of Parent or MergeCo is bound or (d) result in the imposition of any Lien upon any of the material Assets of Parent or MergeCo. Other than state blue sky securities filings, neither Parent nor MergeCo has been or is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity or any other Person for the valid authorization, issuance and delivery of this Agreement or the Related Documents.

6.4      CAPITALIZATION OF PARENT.

         (a) As of the date hereof, the total number of shares of all classes of stock which Parent has authority to issue is 32,000,000, consisting of:

                  (i) 23,000,000 shares of Common Stock, par value $.001 per share, 18,028,086 of which are issued and outstanding, fully paid and nonassessable, or reserved for issuance in connection with the conversion of the Series A Convertible Preferred Stock or the exercise of outstanding warrants or options to purchase shares of Parent Common Stock;

                  (ii) 9,000,000 shares of Preferred Stock, par value $.001 per share, consisting of 8,400,000 shares of Series A Convertible Preferred Stock, par value $.001 per share, 8,284,000 of which are issued and outstanding, fully paid and nonassessable; and

                  (iii) 600,000 shares of Preferred Stock are reserved for issuance in the discretion of the Board of Directors of Parent, none of which are issued and outstanding.

         (b) Except as contemplated by this Agreement and the Related Documents or otherwise set forth on Schedule 6.4, as of the date hereof, there are no (i) outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which Parent is or may become obligated to issue or sell any shares of its capital stock or other securities (other than shares which are reserved for issuance as set forth in Section 6.4(a)(i)), or
(ii) preemptive or similar rights to purchase or otherwise acquire shares of the capital stock or other securities of Parent pursuant to any provision of Law, such Person's Fundamental Documents or any contract to which such Person, or to the best Knowledge of Parent, any shareholder thereof is a party; and, except as contemplated by this Agreement and the Related Documents or otherwise set forth on SCHEDULE 6.4, as of the date hereof, there is no Lien (such as a right of first refusal, right of first offer, proxy, voting trust, voting agreement, etc.) with respect to the sale or voting of shares of capital stock or securities of Parent (whether outstanding or issuable).

         (c) All shares of the capital stock and other securities issued by Parent have been issued in transactions in accordance with applicable Laws governing the sale and purchase of securities.

6.5      CAPITALIZATION OF MERGECO.

         (a) Immediately upon consummation of the Closing the total number of shares of all classes of stock which MergeCo has authority to issue is 1,000, consisting of 1,000 shares of Common Stock, par value $.001 per share, 100 of which are issued and outstanding, fully paid and nonassessable.

         (b) Except as contemplated by this Agreement and the Related Documents, immediately after consummation of the Closing there will be, no (i) outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which MergeCo is or may become obligated to issue or sell any shares of its capital stock or other securities, or (ii) preemptive or similar rights to purchase or otherwise acquire shares of the capital stock or other securities of MergeCo pursuant to any provision of Law, such Person's Fundamental Documents or any contract to which such Person, or to the best Knowledge of MergeCo, any shareholder thereof is a party; except as contemplated by this Agreement and the Related Documents, there is, and, immediately after the consummation of the Closing there will be, no Lien (such as a right of first refusal, right of first offer, proxy, voting trust, voting agreement, etc.) with respect to the sale or voting of shares of capital or securities of MergeCo (whether outstanding or issuable).

         (c) All shares of the capital stock and other securities issued by MergeCo have been issued in transactions in accordance with applicable Laws governing the sale and purchase of securities.

6.6      SUBSIDIARIES.

         As of the date hereof, Parent does not have any Subsidiaries except MergeCo. MergeCo does not have any Subsidiaries.

6.7      BANKRUPTCY, ETC.

         Parent is not involved in any Proceeding by or against Parent as a debtor before any Governmental Entity under Title 11 of the United States Code or any other insolvency or debtors' relief act, whether state or Federal, or for the appointment of a trustee, receiver, liquidation, assignee, sequestrator or other similar official for any part of the property of Parent.

6.8      FINANCIAL STATEMENTS.

         (a) SCHEDULE 6.8 contains the unaudited consolidated balance sheet of Parent as of the end of March 31, 1999 (the "Parent Balance Sheet") and the related unaudited consolidated statements of income and cash flow for the three month period then ended (collectively, the "Parent Financial Statements"); and

         (b) Each of the Parent Financial Statements (i) has been prepared in accordance with the books and records of Parent (which are true and complete in all material respects), (ii) fairly presents the financial condition and results of operations which it purports to present as of the dates thereof and for the periods indicated thereon (except, for the lack of footnotes and for year end adjustments) and (iii) has been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, subject to the lack of footnotes and other presentation items. Since the date of the Parent Balance Sheet, except as required by applicable Law or GAAP, as of the date hereof, there has been no change in any accounting principle, procedure or practice followed by Parent or in the method of applying any such principle, procedure or practice.

6.9      EVENTS SUBSEQUENT TO THE BALANCE SHEET.

         Since the date of the Parent Balance Sheet, Parent has operated its business in the ordinary course consistent with past practice, and, as of the date hereof, Parent has not suffered any Material Adverse Change.

6.10     LEGAL COMPLIANCE.

         Parent has complied with, and the business of Parent is being conducted in material compliance with, all applicable Laws, Orders and Permits, and no Proceeding is pending or, to the best Knowledge of Parent, threatened, alleging any failure to so comply. SCHEDULE 6.10 sets forth a list of all material Permits. All Permits used or required in the conduct of the business of Parent as presently conducted are in full force and effect, have not been violated in any material respect and are not subject to any pending or, to the best Knowledge of Parent, threatened Proceeding seeking their revocation.

6.11     TAX MATTERS.

         (a) Except as specifically set forth on SCHEDULE 6.11, the Parent and each other corporation included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Code, of which the Parent is or has been a member, (i) has timely paid all Taxes required to be paid by it through the date hereof (including any Taxes shown due on any material Tax Return) and (ii) has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true and complete in all material respects. All Taxes shown to be due on each of the Tax Returns filed by the Parent have been timely paid in full.

         (b) Except as set forth in SCHEDULE 6.11:

                  (i) no Liens (other than Permitted Liens) have been filed and the Parent has not been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any Tax Return of the Parent, and no waivers of statutes of limitations have been given or requested with respect to the Parent;

                  (ii) there are no pending Tax audits of any Tax Returns of the Parent;

                  (iii) no unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against the Parent or any member of any affiliated or combined group of which the Parent was or is a member;

                  (iv) full and adequate accrual has been made in accordance with GAAP (A) on the books and records of the Parent and for all Taxes currently due and all deferred Taxes not yet due and payable by the Parent, for all periods ending on or prior to the Closing Date;

                  (v) Parent has not and no one on behalf of the Parent has made an election to be treated as a "consenting corporation" under Section 341(f) of the Code and the Parent is not and has not been a "personal holding company" within the meaning of Section 542 of the Code;

                  (vi) Parent has complied in all material respects with all applicable Laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees) and the Parent has not been and is not liable for any Taxes for failure to comply with such Laws;

                  (vii) Parent is not and has not been a party to any Tax sharing agreement;

                  (viii) Parent has not agreed to and is not required to make any adjustments or changes to its accounting methods pursuant to
         Section 481 of the Code (excluding any such adjustments which may result from consummation of the transactions contemplated herein), and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of the Parent.

                  (ix) no claim has been made within the last three years by any taxing authority in a jurisdiction in which Parent does not file Tax Returns that the Parent is or may be subject to taxation by that jurisdiction.

6.12     INSURANCE.

         (a) Parent has maintained its insurance coverage at all times during the course of the operation of its business, and such insurance coverage has been maintained on an occurrence basis. Parent is insured against all risks usually insured against by Persons conducting similar businesses and operating similar properties in the localities where the business is conducted and the properties of the Parent are located, under policies of such types and in such amounts as are customarily carried by such Persons.

         (b) With respect to each policy of insurance: (i) all premiums with respect thereto are currently paid and are not subject to adjustment, and no Person is in default in any respect with respect to its obligations under such policy, and no basis exists that would give any insurer under any such policy the right to cancel or unilaterally reduce or limit the stated coverages contained in such policy; (ii) there are no outstanding claims currently pending under such policy that could be expected to cause a material increase in the insurance rates of the Parent, and no facts or circumstances exist that might reasonably be expected to relieve the insurer under such policy of its obligations to satisfy in full any claim thereunder; and (iii) the Parent has not received any notice that such policy has been or shall be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or the premium on such policy shall be materially increased on the renewal thereof.

6.13     LITIGATION.

         Except as set forth on SCHEDULE 6.13, as of the date hereof, (i) there is no Proceeding pending or, to the best Knowledge of Parent, threatened by or against, or affecting the Assets of, Parent or MergeCo (or any of its predecessors), and (ii) neither Parent nor MergeCo is bound by any Order.

6.14     EMPLOYEES.

         Parent has complied in all material respects with all Laws relating to the hiring of employees and the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes. Parent does not have Knowledge of any labor relations problems being experienced by it (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances).

6.15     EMPLOYEE BENEFITS.

         SCHEDULE 6.15 sets forth a true and complete list of all Plans as of the date hereof (i) that cover any employees of Parent (A) that are maintained, sponsored or contributed to by Parent or (B) with respect to which Parent is obligated to contribute or has any Liability or potential Liability, whether direct or indirect or (ii) with respect to which Parent has any Liability or potential Liability on account of the maintenance or sponsorship thereof or contribution thereto by any present or former ERISA Affiliate of Parent. As of the date hereof, neither Parent nor any of its ERISA Affiliates are, and have never maintained or been, obligated to contribute to a Multiple Employer Plan, a Multi-Employer Plan or a Defined Benefit Pension Plan.

6.16     ENVIRONMENT AND SAFETY.

         Parent has complied in all material respects with, and is in compliance with, all Environmental and Safety Requirements, and there are no material Proceedings pending or, to the best Knowledge of Parent, threatened against Parent alleging any failure to so comply or involving any of its past operations or any real property currently used by Parent. Parent has not received any written or oral notice or report with respect to it or its facilities regarding any (i) material actual or alleged violation of Environmental and Safety Requirements or (ii) material actual or potential Liability arising under Environmental Safety Requirements, including, without limitation, any investigatory, remedial or corrective obligation. As of the date hereof, Parent has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned or operated any real property in a manner that has given rise to Liabilities pursuant to CERCLA, SWDA or any other Environmental and Safety Requirement, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations.

6.17     RELATED PARTY TRANSACTIONS.

         Except as set forth on SCHEDULE 6.17, and except for compensation to regular employees of Parent, no current or former Affiliate of Parent, is now, or has been during the last five fiscal years, (i) a party to any material transaction or contract with Parent, (ii) indebted to Parent, or (iii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of Parent (other than non-affiliated holdings in publicly held companies), nor does any such Person receive income from any source other than Parent which should properly accrue to Parent. Except as set forth on SCHEDULE 6.17, no current or former Affiliate of Parent or any Associate thereof is a guarantor or otherwise liable for any Liability (including indebtedness) of Parent, in each case that has had a Material Adverse Effect on Parent.

6.18     OFFERING EXEMPTION.

         Based in part upon and assuming the accuracy of the representations of the Seller in Article V, the offering, sale and issuance of the Initial Shares, the Reserved Shares and the Additional Shares has been, is, and will be, exempt from registration under the Securities Act, and such offering, sale and issuance is also exempt from registration under applicable state securities and "blue sky" laws. Parent has made all requisite filings and has taken or will take all action necessary to be taken to comply with such state securities or "blue sky" laws.

6.19     BROKERS.

         SCHEDULE 6.19 sets forth a true and complete list of each agent, broker, investment banker, Person or firm who or which has acted on behalf, or under the authority, of Parent (or its predecessors) or any of its shareholders or will be entitled to any fee or commission directly or indirectly from the Company or any of its shareholders or Parent in connection with any of the transactions contemplated hereby.

6.20     TITLE TO PROPERTIES.

         (a) Except as set forth on SCHEDULE 6.20, (i) Parent owns good and marketable title, free and clear of all Liens (other than Permitted Liens), to all of the Assets owned by it and (ii) Parent is not obligated under any contract, or subject to any restriction, that presently has, has had, or reasonably could be expected to have a Material Adverse Effect on the Parent. The Company owns or leases under valid leases all facilities, machinery, equipment and other Assets necessary for the conduct of its business as conducted as of the date hereof.

         (b) Parent does not own any real property. SCHEDULE 6.20 contains a list and brief description of all real property leased by the Parent as of the date hereof pursuant to one or more leases (the "Parent Real Property"), and sets forth the names of the lessor and the lessee and the basic terms thereof. The Parent Real Property constitute all real property used or occupied by the Parent as of the date hereof in connection with the business of the Parent.

6.21     INTELLECTUAL PROPERTY.

         (a) SCHEDULE 6.21 identifies (i) all material Intellectual Property used by Parent in connection with the business of the Parent, (ii) each license, agreement or other permission which the Parent has granted to any Person with respect to any Intellectual Property used by the Parent in connection with the business of the Parent and (iii) each material item of Intellectual Property that any Person owns and that the Parent uses in connection with its business pursuant to license, sublicense, agreement or permission, in each case, as of the date hereof ("Parent Licensed Intellectual Property").

         (b) Except as specifically set forth on SCHEDULE 6.21:

                  (i) to Parent's Knowledge, Parent has not infringed upon or misappropriated any Intellectual Property rights of third parties, and the Parent has not received any charge, complaint, claim, demand or notice alleging any such infringement or misappropriation;

                  (ii) to Parent's Knowledge, Parent has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of, and, where necessary, have made timely and proper application for the registration and patenting of all Intellectual Property (other than the Parent Licensed Intellectual Property) necessary or required for the conduct of its business as currently conducted and as proposed to be conducted and such rights to use, sell, license, dispose of and bring actions are exclusive with respect to such Intellectual Property;

                  (iii) Parent has the right to use all Intellectual Property necessary or required for the conduct of its business as currently conducted and proposed to be conducted;

                  (iv) there are no royalties, honoraria, fees or other payments payable by the Parent to any Person by reason of the ownership, use, license, sale or disposition of the Intellectual Property, other than in connection with Parent Licensed Intellectual Property;

                  (v) no activity, service or procedure currently conducted or proposed to be conducted by the Parent violates or will violate any material agreement governing the use of Parent Licensed Intellectual Property;

                  (vi) Parent has taken reasonable and practicable steps (including, without limitation, entering into confidentiality and nondisclosure agreements with all officers, directors and employees of and consultants to the Parent with access to or Knowledge of the Intellectual Property) designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Intellectual Property; and

                  (vii) Parent has not sent to any third party or otherwise communicated to another Person in the past five years any charge, complaint, claim, demand or notice asserting infringement or misappropriation of, or other conflict with, any Intellectual Property right of the Parent by such other Person or any acts of unfair competition by such other Person, nor to the best Knowledge of the Parent is any such infringement, misappropriation, conflict or act of unfair competition occurring or threatened.

         (c) SCHEDULE 6.21 contains a true and complete list of all applications and filings made or taken pursuant to Federal, state, local and foreign Laws by the Parent to perfect or protect its interest in the material Intellectual Property, including, without limitation, all patents, patent applications, trademarks, trademark applications, service marks and servicemark applications.

6.22     CONTRACTS AND COMMITMENTS.

         (a) Except as set forth on SCHEDULE 6.22, as of the date hereof, the Parent is not a party to any written or oral contract which would be required to be filed as an exhibit to a registration statement filed on a Form S-1 under the Securities Act.

         (b) Except as specifically disclosed in SCHEDULE 6.22, Parent has performed in all material respects all obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any such contract to which it is a party or by which any of its Assets may be bound; and to the Parent's Knowledge no event has occurred which with the passage of time or the giving of notice or both would result in such a default or breach under any such contract. To Parent's Knowledge, no other party to any contract to which Parent is a party or by which its Assets may be bound is in default under or in breach of such contract and no event has occurred which with the passage of time or giving of notice or both would result in a default or breach under any such contract. There has been made available to the Company (i) a true and complete copy of each of the contracts listed on SCHEDULE 6.22, together with all amendments, waivers or other changes thereto, and (ii) a complete description of all oral contracts to which the Parent is a party or by which any of its Assets may be bound.

6.23     ACCOUNTS AND NOTES RECEIVABLE.

         All the accounts receivable and notes receivable owing to the Parent as of the date hereof constitute, and as of the Closing shall constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on SCHEDULE 6.23, as of the date hereof, (i) all accounts and notes receivable are good and collectible in the ordinary course of business consistent with past practice at the aggregate recorded amounts thereof, (ii) no account debtor or note debtor is delinquent for payments in excess of $20,000 and for more than 90 days and,
(iii) no account debtor or note debtor has refused or, to the Knowledge of the Parent, threatened to refuse to pay its obligations to the Parent for any reason, or has otherwise made a claim of set-off or similar claim and (iv) no account debtor or note debtor is insolvent or bankrupt.

6.24     DISCLOSURE.

         Neither this Agreement nor any of the Schedules or Exhibits, any of the Related Documents nor any other written material, when viewed separately or together, delivered to the Company or any of its directors, officers, partners, employees, representatives or agents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading as of the date hereof.

6.25     YEAR 2000.

         All of Parent 's products, devices and programs are designed to be used prior to, during and after the calendar year 2000 A.D., and such products, devices and programs will operate during each such time period without error relating to date data and date-dependent data, specifically including any error relating to, or the program of, date data which represents or references different centuries or more than one century, other than such errors which have not had nor could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Parent's business as presently conducted or as proposed to be conducted. Other than any of the following which has not had nor could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Parent's business as presently conducted or as proposed to be conducted, without limiting the generality of the foregoing:

         (a) Each such product, device or program will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century; and

         (b) Each such product, device or program has been designed to ensure Year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values and date data interface values that reflect the century.

                                   ARTICLE VII
                                    COVENANTS

7.1      CONDUCT PENDING CLOSING.

         From and after the date hereof until the Closing or the earlier termination of this Agreement pursuant to ARTICLE IX, except as otherwise consented to in writing by Parent and MergeCo or pursuant to any action taken by Parent in accordance with ARTICLE III, the Seller shall cause the Company to:

         (a) conduct its business substantially as presently conducted and only in the ordinary course consistent with past practice;

         (b) not form any Subsidiary;

         (c) not sell, lease, license or otherwise dispose of any material assets, except sales of inventories or other assets in the ordinary course of business;

         (d) use commercially reasonable efforts to (i) maintain its business, assets, relations with present employees, customers, suppliers, partners, licensees and operations as an ongoing business and preserve its goodwill, in accordance with past custom and practice and (ii) to satisfy each of the closing conditions set forth in ARTICLE VIII;

         (e) not issue or sell any capital stock or issue or sell any securities convertible into, exercisable or exchangeable for or options or warrants to purchase or rights to subscribe for, any capital stock;

         (f) not declare or pay a distribution on any Equity, not change the number of authorized shares of its capital stock or reclassify, combine, split, subdivide or redeem or otherwise repurchase any of its capital stock, or issue, deliver, pledge or encumber any additional capital stock or other securities equivalent to or exchangeable for capital stock or enter into any contract or arrangement to do any of the foregoing;

         (g) not incur any Funded Indebtedness or issue any securities evidencing any Funded Indebtedness;

         (h) not enter into, or amend, alter, modify, supplement, restate or waive any material terms or conditions of, any material contract, agreement or arrangement;

         (i) not enter into any employment or termination agreement or effect any increase in the rate or terms of compensation payable or to become payable to directors, officers, employees, partners and Persons having business relations with the Company, or increase the rate or terms of any bonus, pension or other Employee Plan covering any Person;

         (j) not knowingly create or suffer to exist any Encumbrance on any of its assets or properties;

         (k) not change its accounting principles or policies;

         (l) not make any material Tax election or compromise any Tax Liability;

         (m) not delay or postpone the payment of accounts payable and other obligations and liabilities or accelerate the collection of accounts receivable, other than in the ordinary course of business consistent with historical and customary practice;

         (n) not amend any of its Fundamental Documents;

         (o) not enter into any transaction other than in the ordinary course of business, or any transaction which is not at arms-length with unaffiliated third Persons;

         (p) not take or omit to take any action which would result in the representations and warranties contained in this Agreement and the Related Documents being untrue on the Closing Date, other than such action as shall have been previously agreed to in writing by the parties hereto;

         (q) maintain in good standing all Permits held by it on a timely basis;

         (r) continue the historic and customary maintenance capital expenditure levels of the Company;

         (s) not make any capital expenditures for improvements or upgrades; and

         (t) not agree or otherwise commit to take any of the actions set forth above.

7.2      EFFORTS TO CONSUMMATE.

         (a) Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under all applicable Laws, in order to consummate the transactions contemplated hereby.

         (b) Without limiting the generality of the foregoing, Seller shall use its best efforts to cause the Company to receive as promptly as practicable after the date hereof a certificate from the Secretary of State of the State of New Jersey stating that the Corporation is in good standing under the laws of such State and is not delinquent in paying its franchise taxes.

7.3      EXCLUSIVITY.

         (a) From and after the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to ARTICLE IX, Seller shall not and Seller shall cause the Company not to, directly or indirectly, (i) take any action to solicit or initiate any Acquisition Proposal, (ii) continue, initiate or engage in negotiations or discussions relating to an Acquisition Proposal with, or disclose or provide any non-public information or Confidential Information, to any Person other than the parties hereto and their respective representatives or (iii) enter into any written or oral agreement or understanding with any Person (other than Parent or MergeCo) regarding an Acquisition Proposal. If Seller or the Company receives any unsolicited offer or proposal to enter into negotiations relating to any Acquisition Proposal, the Seller shall promptly notify Parent and MergeCo of such offer or proposal and the general economic terms of such offer or proposal and shall furnish a copy of any written offer or proposal thereto.

         (b) The parties recognize and acknowledge that a breach of this SECTION
7.3 will cause irreparable and material loss and damage to the non-breaching party as to which it will not have an adequate remedy at law or in equity. Accordingly, each party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach.

7.4      NOTICE OF PROSPECTIVE BREACH.

         Each party shall immediately notify the other parties in writing upon the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause any representation or warranty of such party that is contained in this Agreement or any Related Document to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing as if such representation and warranty were made at such time.

7.5      ACCESS TO RECORDS AND PROPERTIES OF THE ACQUIRED COMPANIES.

         From and after the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to ARTICLE IX, the Seller shall cause the Company to afford, (a) to Parent, and its prospective sources of financing and Affiliates and each of their respective authorized representatives, including accountants, consultants and attorneys, free and full access at all reasonable times to the assets, business, facilities, properties, books, records (including tax returns filed and in preparation), customers, consultants, and key employees of or relating to the Company in order that Parent shall have the full opportunity to make such investigation as it shall reasonably desire to make of the affairs of the Company, and the Seller shall cause the Company to cooperate fully in connection therewith, and (ii) to the respective independent certified public accountants of Parent, free and full access at all reasonable times to the records of the independent certified public accountants of the Company. The investigation contemplated by this SECTION 7.5 shall not affect or otherwise diminish or obviate in any respect any of the representations and warranties or the indemnification rights of the Parent Indemnified Persons contained in this Agreement. The parties hereto agree to use their reasonable efforts to minimize any disruption to any other party's business in connection with the conduct of the due diligence process contemplated herein.

7.6      STRUCTURE OF TRANSACTION.

         Parent shall have the right to cause the transactions contemplated hereby to be consummated as an exchange of all of the shares of the Company's Common Stock immediately prior to the Closing for the right to receive the Initial Shares, the Reserved Shares and/or the Additional Shares in lieu of but on the same terms and conditions as if the transactions contemplated hereby were consummated pursuant to the Merger.

                                  ARTICLE VIII
                               CLOSING CONDITIONS

8.1      CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER.

         The respective obligations of each party to effect the Merger and the related transactions herein are subject to the satisfaction prior to or at the Closing Date of the following conditions unless waived (to the extent such conditions can be waived) by the Company and the Seller on the one hand and Parent and MergeCo on the other hand.

         (a) APPROVALS. The authorizations, consents, Orders or approvals of, or declarations or filings with, or expiration of waiting periods of any Governmental Entity required to consummate the transactions contemplated hereby shall have been obtained or made.

         (b) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court or Governmental Entity of competent jurisdiction nor other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

         (c) ACTIONS AND STATUTES. No Proceeding shall have been taken or threatened, and no Law or Order shall have been enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement or the Related Documents by any Governmental Entity that would (i) make the consummation of the transactions contemplated hereby or thereby illegal or substantially delay the consummation of any material aspect of the transactions contemplated hereby or thereby, (ii) compel the Company, the Surviving Corporation or Parent to dispose or hold separate all or a material portion of the business of the Company or Parent as a result of the consummation of the transactions contemplated hereby or thereby or (iii) render any party unable to consummate the transactions contemplated hereby or thereby.

8.2      CONDITIONS TO OBLIGATIONS OF PARENT AND MERGECO.

         The obligations of Parent and MergeCo to consummate the Merger and the related transactions herein are subject to the satisfaction prior to or at the Closing of the following conditions unless waived (to the extent such conditions can be waived) by Parent and MergeCo:

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Company and the Seller in this Agreement and the Related Documents shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) at and as of the Effective Time with the same effect as if such representations and warranties had been made at and as of the Effective Time.

         (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY AND THE SELLER. The Company and the Seller shall have performed in all material respects all obligations and covenants required to have been performed by them under this Agreement and the Related Documents, as of the Effective Time.

         (c) OPINION OF COUNSEL FOR THE COMPANY AND THE SELLER. Parent and MergeCo shall have received an opinion of Blank Rome Comisky & McCauley LLP, counsel for the Company and the Seller, dated the Closing Date, in substantially the form of EXHIBIT A attached hereto.

         (d) CONSENTS AND APPROVALS. Parent and MergeCo shall have received duly executed copies of all consents and approvals required for or in connection with the execution and delivery by the Company and the Seller of this Agreement and each of the Related Documents to which any of them may be a party, and the consummation of the transactions contemplated hereby and thereby, and the continued conduct of the business as previously conducted, in form and substance reasonably satisfactory to Parent and MergeCo and their counsel.

         (e) RELATED DOCUMENTS. Each of the following documents (together with the Escrow Agreement, the "RELATED DOCUMENTS") shall have been executed and delivered by the parties thereto and the transactions contemplated thereby to be completed at or prior to the Closing substantially consummated or effected, as the case may be, in accordance with the terms thereof:

                  (i) EMPLOYMENT AGREEMENTS. William Bahr shall have executed and delivered an employment agreement (the "William Bahr Employment Agreement") in substantially the form attached hereto as EXHIBITS B-1 and Karina Bahr shall have executed and delivered an employment agreement in substantially the form attached hereto as EXHIBIT B-2 (collectively with the William Bahr Employment Agreement, the "Employment Agreements"); and

                  (ii) STOCKHOLDERS AGREEMENT. The Stockholders Agreement shall be executed and delivered by all the parties thereto (other than the Company).

         (f) STOCK CERTIFICATES. MergeCo shall have received certificates representing all of the outstanding shares of capital stock of the Company, duly endorsed for transfer to MergeCo or in blank (at MergeCo's request).

         (g) CLOSING CERTIFICATES. Each of the following certificates shall have been executed and/or delivered, as the case may be, by the Person who or which is the subject thereof:

                  (i) a certificate of the President or Secretary of the Company, dated as of the Closing Date, certifying (i) that true and complete copies of the Fundamental Documents of the Company as in effect on the Closing Date are attached thereto, (ii) as to the incumbency and genuineness of the signatures of each Person executing this Agreement and the Related Documents on behalf of the Company;
         (iii) the genuineness of the resolutions (attached thereto) of the board of directors or similar governing body of the Company authorizing the execution, delivery and performance of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby;

                  (ii) certificates of the secretaries of state of the states (or other applicable office) in which the Company is organized and qualified to do business, dated within five days prior to the Closing Date, certifying as to the good standing and non-delinquent franchise tax status of the Company;

                  (iii) a certificate signed by the President of the Company, dated as of the Closing Date, and certifying on behalf of the Company) as to (A) the accuracy of the representations and warranties of the Company contained herein, as contemplated by SECTION 8.2(A), and (B) the performance of the covenants of the Company contained herein, as contemplated by SECTION 8.2(B);

                  (iv) a certificate signed by the Seller, dated as of the Closing Date, and certifying as to (A) the accuracy of the representations and warranties of the Seller contained herein, as contemplated by SECTION 8.2(A), and (B) the performance of the covenants of the Seller contained herein, as contemplated by SECTION 8.2(B); and

                  (v) a certificate from Seller certifying that Seller is not a foreign person within the meaning of Treasury Regulation Section 1.1445-2(b), which certificate complies in all respects with Section 1.1445-2(b)(2) of such rules and regulations.

         (h) RESIGNATION OF OFFICERS, DIRECTORS AND EMPLOYEES. Parent and MergeCo shall have received (i) letters from such Persons as Parent shall have previously notified the Company in writing of, no less than five Business Days prior to the Closing Date, resigning their respective positions as directors of the Company, immediately upon the Closing and (ii) releases effective upon consummation of the Closing, in a form satisfactory to the Company, from Seller and Karina Bahr pertaining to claims relating to their positions with the Company (other than claims for salaries, benefits and expense reimbursements that remain unpaid).

8.3      CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SELLER.

         The obligations of the Company to consummate the Closing and the related transactions herein are subject to the satisfaction of the following additional conditions unless waived (to the extent such conditions can be waived) by the Company and the Seller:

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Parent and MergeCo in this Agreement and the Related Documents shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) at and as of the Effective Time with the same effect as if such representations and warranties had been made at and as of the Effective Time.

         (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND MERGECO. Parent and MergeCo shall each have performed in all material respects all obligations and covenants required to have been performed by them under this Agreement and the Related Documents prior, as of the Effective Time.

         (c) CONSENTS AND APPROVALS. The Seller shall have received duly executed copies of all consents and approvals required for or in connection with the execution and delivery by Parent and MergeCo of this Agreement and each of the Related Documents to which either of them may be a party and the consummation of the transactions contemplated hereby and thereby, in form and substance reasonably satisfactory to the Seller and his counsel.

         (d) RELATED DOCUMENTS. Each of the Related Documents shall have been executed and/or delivered by the parties thereto (other than the Seller and the Company) and the transactions contemplated thereby to be completed at or prior to the Effective Time shall have been substantially consummated or effected, as the case may be, in accordance with the terms thereof.

         (e) STOCK CERTIFICATES. The Seller shall have received certificates representing the Initial Shares.

         (f) LEGAL OPINION. The Company shall have received an opinion from O'Sullivan Graev & Karabell, LLP, counsel for Parent and MergeCo, in substantially the form set forth in EXHIBIT D.

         (g) CLOSING CERTIFICATES. Each of the following certificates shall have been executed and/or delivered to the Seller, as the case may be, by the Person who or which is the subject thereof:

                  (i) a certificate of the President or secretary of Parent and MergeCo, dated as of the Closing Date, certifying (i) that true and complete copies of the Fundamental

         Documents of Parent and MergeCo as in effect on the Closing Date are attached thereto, (ii) as to the incumbency and genuineness of the signatures of each officer of such Person executing this Agreement and the Related Documents on behalf of Parent and MergeCo; and (iii) the genuineness of the resolutions (attached thereto) of the board of directors or similar governing body of Parent and MergeCo authorizing the execution, delivery and performance of this Agreement and the Related Documents to which Parent and MergeCo are a party and the consummation of the transactions contemplated hereby and thereby and of Parent, as sole shareholder of Acquisition Sub, approving the Merger;

                  (ii) certificates dated within five days of the Closing Date of the secretaries of state of the states in which Parent and MergeCo are organized, certifying as to the good standing and non-delinquent franchise tax status of Parent and MergeCo; and

                  (iii) a certificate signed by a principal executive officer of Parent and MergeCo, dated as of the Closing Date, and certifying as to
         (A) the accuracy of the representations and warranties of Parent and MergeCo contained herein, as contemplated by SECTION 8.3(A) and (B) the performance of the covenants of Parent and MergeCo contained herein, as contemplated in SECTION 8.3(B).

                                   ARTICLE IX
                       TERMINATION; EFFECT OF TERMINATION

9.1      TERMINATION.

         This Agreement may be terminated at any time prior to the consummation of the Closing by:

         (a) the mutual written consent of Parent, MergeCo, the Company and the Seller; or

         (b) Parent or MergeCo in the event of a breach by the Company or Seller of any representation, warranty, covenant or other agreement contained in this Agreement which is material; or

         (c) the Company or the Seller, in the event of a breach by Parent or MergeCo of any representation, warranty, covenant or other agreement contained in this Agreement which is material; or

         (d) Parent or MergeCo, if the conditions set forth in SECTION 8.1 or
SECTION 8.2 shall not have been (or cannot be) satisfied or waived by September 30, 1999;

         (e) Parent, MergeCo, the Company or the Seller, if any permanent injunction or other Order of a court or other competent authority preventing the Closing shall have become final and nonappealable;

Any termination pursuant to the foregoing provisions of this SECTION 9.1 (other than a termination pursuant to SECTION 9.1(A)) shall be effected by written notice from the party or parties so terminating to the other parties hereto, which notice shall specify the subsection of this SECTION 9.1 pursuant to which this Agreement is being terminated.

9.2      EFFECT OF TERMINATION.

         In the event of the termination of this Agreement as provided in
SECTION 9.1, this Agreement shall be of no further force or effect, except for
SECTION 10.1, 10.6, 10.7 and ARTICLE XI, each of which shall survive the termination of this Agreement; PROVIDED, HOWEVER, that if this Agreement is terminated otherwise than pursuant to SECTION 9.1(A), the Liability of any party for any intentional, willful or knowing breach by such party of the representations, warranties, covenants or agreements of such party contained herein occurring prior to the termination of this Agreement shall survive the termination of this Agreement and, in addition, in the event of any action for breach of contract in the event of a termination of this Agreement, the prevailing party shall be reimbursed by the other party to the action for reasonable attorneys' fees and expenses relating to such action.

                                   ARTICLE X
                       ADDITIONAL AGREEMENTS OF THE SELLER

10.1     LOCK-UP AGREEMENT.

         If Parent at any time shall register shares of Parent Common Stock under the Securities Act for sale to the public, the Seller shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of Parent (other than those shares of Common Stock included in such registration) without the prior written consent of Parent, for a period designated by Parent in writing to the Seller, which period shall begin not more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days after the effective date of such registration statement and shall not be more restrictive than similar provisions contained in agreement with the officers of Parent as of the date hereof.

10.2     STOCKHOLDERS' AGREEMENT.

         Seller and Karina Bahr each agree to be bound by and receive the benefits of, the Stockholders' Agreement (as an Outside Stockholder, as defined therein) as if signatory thereto.

10.3     NON-SOLICIT.

         In event that the Seller exercises his rights pursuant to Section 10.10 Parent and the Company agree that, for a period of one year following such exercise, neither Parent nor the Company will directly or indirectly through another Person (i) solicit any of the other Person's employees to leave such employ, (ii) hire any individual who was an employee of Parent or the Company, as the case may be, or any Affiliate until six months after such individual's employment relationship has been terminated or (iii) induce any customer, supplier or licensee with a business relationship with Parent or the Company, as the case may be, to cease doing business with Parent or the Company, as the case may be to cease doing business with Parent or the Company, as the case may be.

10.4     NON-COMPETITION AGREEMENT.

         For three (3) years following the Closing Date (unless the Seller exercises his rights pursuant to Section 10.10), Seller shall not in any manner, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, shareholder, officer, director, or in any other individual or representative capacity, engage in or become interested in the business of providing network consulting services, or any business that is competitive with the business of Parent, in those places where Parent is doing business. Notwithstanding the foregoing, Seller may, in the aggregate, own less than one percent (1%) of the issued and outstanding capital stock of any publicly traded company.

10.5     CONFIDENTIALITY.

         (a) The Seller will not disclose or use at any time, any Confidential Information of which he is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is related to and required by Seller (i) in the performance in good faith of duties assigned to him by Parent, (ii) in the performance of duties or the exercise of rights in good faith as an employee, officer, director or shareholder of Parent or any Affiliate, or (iii) in the performance of duties or exercise of rights under any agreement with Parent or any Affiliate. Seller will take all reasonable and appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

         (b) As used in this Agreement, the term "CONFIDENTIAL INFORMATION" means information that is not generally known or available to the public and that is used, developed or obtained by Parent in connection with its business, including but not limited to (i) information, observations and data obtained by Seller while employed by Parent (including those obtained prior to the date of this Agreement) concerning the business or affairs of Parent, (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses,
(vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods,
(xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form.

         (c) Notwithstanding the provisions of this Agreement to the contrary, Seller shall have no liability to Parent for disclosure of Confidential Information if the Confidential Information:

                  (i) is known to the receiving party at the time of disclosure of such Confidential Information other than as the result of a breach of this Section by Seller;

                  (ii) becomes publicly known or is disclosed by Parent other than as the result of a breach of this Section by Seller;

                  (iii) is received by Seller after the date of this Agreement from a third party that is not under an obligation of confidentiality to Parent; or

                  (iv) is required to be disclosed by law, court order, or similar compulsion or in connection with any legal proceeding, provided that such disclosure shall be limited to the extent so required and, except to the extent prohibited by law, Seller shall give Parent notice of its intent to so disclose such Confidential Information and shall reasonably cooperate with Parent in seeking suitable confidentiality protections.

10.6     PUBLIC ANNOUNCEMENTS.

         Parent and the Seller agree that, except (i) as otherwise required by Law or Order and (ii) for disclosure to its respective directors, officers, employees, financial advisors, potential financing sources, legal counsel, independent certified public accountants or other agents, advisors or representatives on a need-to-know basis and with whom such party has a confidential relationship, they will not issue any reports, statements or releases, in each case pertaining to this Agreement or any Related Document to which it is a party or the transactions contemplated hereby or thereby, without the prior written consent of the other, which consent shall not unreasonably be withheld or delayed.

10.7     COOPERATION REGARDING TAX FILINGS.

         After the Closing, Parent, the Company and the Seller shall act in good faith and cooperate with one another for the purpose of filing all Tax Returns and reports required to be filed by any of them. Each party shall report the Merger for federal income tax purposes as a sale of stock by the Seller.

10.8     CUSTOMER RELATIONS.

         The Seller will devote his reasonable best efforts to assist Parent and the Company in maintaining the customer relationships of the Company.

10.9     PUT OPTION.

(a) If Parent shall not have consummated a Qualified Offering prior to the third anniversary of the Closing Date, then the Seller shall have the right and option, upon 90 days written notice (the "Put Notice") at any time after the third anniversary of the Closing Date and prior to the 30th day thereafter, to put all (but not less than all) of the outstanding Parent Shares, in each case received in connection with the Merger, to Parent in exchange for (i) $3,000,000 MINUS (ii) the Transaction Expenses MINUS (iii) the product of the Parent Initial Share Price multiplied by the number of Reserved Shares (and/or Parent Shares derived from or issued in respect of Reserved Shares) that have been forfeited pursuant to the William Bahr Employment Agreement, Section 10.11 and/or the Escrow Agreement MINUS (iv) the product of the Parent

Additional Share Price multiplied by the number of Additional Shares (or Parent Shares derived from or issued in respect of Additional Shares) that have been forfeited pursuant to either the William Bahr Employment Agreement and/or
Section 10.11 (the "Put/Call Repurchase Price").

         (b) Not more than 30 days after receipt of the Put Notice, Seller shall deliver all Certificates representing the outstanding Parent Shares to Parent. Such outstanding Parent Shares shall be delivered free and clear of all Liens.

         (c) Upon receipt by Parent of all certificates representing the outstanding Parent Shares (including a validly executed stock power) and other consideration referred to in Section 10.9(b), Parent shall deliver the Put Consideration to the Seller.

         (d) Upon completion of the acts described in Sections 10.10(b) and 10.10(c), all outstanding Parent Shares shall be canceled and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

10.10    CALL OPTION.

         (a) If in one or more transactions Parent receives gross proceeds of at least $15,000,000 in consideration for newly issued shares of its capital stock or any security convertible into or exchangeable or exercisable for Parent's capital stock in a transaction exempt from registration under the Securities Act (a "Qualified Private Offering"), then Parent may deliver to the Seller a notice (a "Call Notice") at any time during the period commencing on the later of the date of consummation of the last of such transactions and the first anniversary of the Closing Date and ending on the 90th day after the third anniversary of the Closing Date. If the Seller receives a Call Notice, then the Seller shall, within ten days after receipt of the Call Notice, either (i) sell to Parent all outstanding Parent Shares for the Put/Call Repurchase Price, by delivering to Parent (within ten days after receipt of the Call Notice), stock certificates and appropriate stock powers with respect to Seller's Parent Shares free and clear of any Liens; or (ii) send written notice to Parent permanently waiving the Seller's rights set forth in Section 10.9.

         (b) Promptly after receipt by Parent of all certificates representing Parent Shares, Parent shall pay to the Seller an aggregate amount in cash equal to the Put/Call Repurchase Price. Upon completion of the acts described in
Section 10.10(a) (other than the waiver of the Seller's rights set forth in Section 10.10), all outstanding Parent Shares shall be canceled and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

         (c) Notwithstanding any other provision of this Section 10.10, Parent's rights to purchase Parent Shares pursuant to this Section 10.10 shall expire upon the expiration or termination of the Seller's put rights pursuant to
Section 10.9.

10.11    FORFEITURE OF SHARES.

         (a) On the Escrow Release Date, the Seller shall forfeit, in accordance with ANNEX I, Reserved Shares and Additional Shares, in each case, without any consideration being paid therefor.

         (b) On and after the Escrow Release Date, any payment in respect of Parent Losses that are subject to indemnification pursuant to Article XI shall be paid as follows:

                  (i) first, by forfeiting to Parent in accordance with the Escrow Agreement, without any consideration being paid therefor, a number of outstanding Reserved Shares equal to the quotient obtained by dividing (A) the Pro Rata Reserved Share Forfeiture Percentage of the aggregate amount of such Parent Losses by (B) the Parent Initial Share Price; and

                  (ii) second, by forfeiting to Parent, without any consideration being paid therefor, a number of Additional Shares equal to the quotient obtained by dividing (x) the Pro Rata Additional Share Forfeiture Percentage of the aggregate amount of such Parent Losses by
         (y) the Parent Additional Share Price.

                  (iii) the number of Reserved Shares and Additional Shares shall include the respective Parent Shares that have been derived from or issued in respect of such shares and the Parent Initial Share Price and the Parent Additional Share Price shall be decreased in proportion to any adjustment of such Initial Shares, Reserved Shares and Additional Shares pursuant to the definition of Parent Shares;

         (c) In the case of any forfeiture of shares of Opus Common Stock pursuant to this Section 10.11, the following shall apply:

                  (i) Additional Shares (and Parent Shares that have been derived from or issued in respect of such shares) which are vested pursuant to the William Bahr Employment Agreement shall be deemed to be forfeited prior to any forfeiture of such shares which are not so vested; and

                  (ii) Reserved Shares (and Parent Shares that have been derived from or issued in respect of such shares) which are vested pursuant to the William Bahr Employment Agreement shall be deemed to be forfeited prior to any forfeiture of Reserved Shares which are not so vested.

         (d) Upon the forfeiture of any shares of Parent Common Stock pursuant to the terms of this Section, Seller shall deliver all certificates representing the Parent Shares held by Seller, and Parent shall deliver a new certificate representing the shares represented by such certificates which are not forfeited. Any forfeiture pursuant to this Section shall occur automatically without any action on the part of Parent, the Company or Seller. Without limiting the foregoing, Parent shall have the right, without further action by any other party, to cancel only such forfeited shares on its books.

         (e) Nothing contained herein shall limit the Parent Indemnified Persons from pursuing all rights and remedies available to them under applicable Law as a result of Parent Losses notwithstanding that all outstanding Reserved Shares and all outstanding Additional Shares (and all Parent Shares derived therefrom or issued in respect thereof) have been forfeited pursuant to this Article X.

                                   ARTICLE XI
                                 INDEMNIFICATION

11.1     INDEMNIFICATION GENERALLY; ETC.

         (a) Subject to the further terms of this Article XI, the Seller Indemnifying Persons agree, jointly and severally, to indemnify the Parent Indemnified Persons for, and hold them harmless from and against, any and all Parent Losses arising from or in connection with any of the following (without regard to any qualification as to materiality):

                  (i) the untruth, inaccuracy or breach of any representation or warranty of the Company and/or Seller contained in ARTICLE IV OR
         ARTICLE V or in any certificate delivered by the Company or Seller delivered in connection herewith at or before the Effective Time (or any facts or circumstances constituting any such untruth, inaccuracy or breach); or

                  (ii) the breach of any agreement or covenant of the Company or Seller contained in this Agreement or the Escrow Agreement;

                  (iii) any Liability of the Company incurred prior to the Closing or arising out of any transaction consummated, action taken or action required to be taken but not so taken prior to the Closing or conditions existing prior to the Closing; or

         (b) Subject to the further terms of this Article XI, the Parent Indemnifying Persons agree, jointly and severally, to indemnify the Seller Indemnified Persons for, and hold them harmless from and against, any and all Seller Losses arising from or in connection with any of the following (without regard to any qualification as to materiality):

                  (i) the untruth, inaccuracy or breach of any representation or warranty of Parent and MergeCo contained in ARTICLE VI or any certificate delivered by Parent and MergeCo in connection herewith at or before the Effective Time (or any facts or circumstances constituting any such untruth, inaccuracy or breach); or

                  (ii) the breach of any agreement or covenant of Parent and MergeCo contained in this Agreement or the Escrow Agreement.

                  (iii) any Liability of Parent incurred prior to the Closing or arising out of any transaction consummated, action taken or action required to be taken but not so taken prior to the Closing or conditions existing prior to the Closing; PROVIDED that for these purposes, the term Losses shall include only out-of-pocket expenses incurred by the Seller to third parties.

11.2     ASSERTION OF CLAIMS.

         No claim shall be brought under SECTION 11.1 unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date (as defined in Section 11.4), give the Indemnifying Persons (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known, and (b) written notice pursuant to
SECTION 11.3 of any Third Party Claim (as defined below), the existence of which might give rise to such a claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the Survival Date for the enforcement of their rights under SECTION 11.1.

11.3     NOTICE AND DEFENSE OF THIRD PARTY CLAIMS.

         The obligations and liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of liability by third parties (each, a "THIRD PARTY CLAIM") shall be subject to the following terms and conditions:

         (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third Party Claim which might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Persons in notifying any Indemnifying Persons shall relieve the Indemnifying Persons from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Person thereby is prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including any summons, complaint or other pleading which may have been served, any written demand or any other document or instrument.

         (b) If the Indemnifying Persons shall acknowledge in a writing delivered to the Indemnified Persons that such Third Party Claim is properly subject to their indemnification obligations hereunder, then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; PROVIDED, HOWEVER, that the Indemnifying Persons shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Persons shall have been advised by counsel that there are one or more legal or equitable defenses available to them which are different from or in addition to those available to the Indemnifying Persons, and, in the reasonable opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons, (ii) such action or proceeding involves, or could have a material effect on, any material matter beyond the scope of the indemnification obligation of the Indemnifying Persons or (iii) the Indemnifying Persons shall not have assumed the defense of the Third Party Claim in a timely fashion.

         (c) If the Indemnifying Persons shall assume the defense of a Third Party Claim (under circumstances in which the proviso to the first sentence of SECTION 11.3(B) is not applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgment referred to in SECTION 11.3(B), or are otherwise restricted from so assuming by the proviso to the first sentence of
SECTION 11.3(B), the Indemnifying Persons shall nevertheless be entitled to participate in such defense with their own counsel and at their own expense; and in any such case, the Indemnified Persons may assume the defense of the Third Party Claim, with counsel which shall be reasonably satisfactory to the Indemnifying Persons, and shall act reasonably and in accordance with their good faith business judgment and shall not effect any settlement without the consent of the Indemnifying Persons, which consent shall not be unreasonably withheld or delayed.

         (d) If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim, (i) the Indemnified Persons shall be entitled to participate in such defense with their own counsel at their own expense and (ii) the Indemnifying Persons shall not make any settlement of any claims without the written consent of the Indemnified Persons, which consent shall not be unreasonably withheld or delayed.

11.4     SURVIVAL OF CERTAIN INDEMNIFICATION CLAIMS.

         (a) Subject to the further provisions of this SECTION 11.4, the representations and warranties contained in this Agreement or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing until the Escrow Release Date (the "GENERAL SURVIVAL DATE"); PROVIDED, HOWEVER, that (i) the representations and warranties contained in SECTIONS 4.1, 4.2, 4.4, 4.5, 4.11, 4.19, 5.1, 5.2, 5.6, 5.8, 5.9, 5.10, 5.11 and 5.12 shall survive indefinitely (the "SUBJECT REPS") and (ii) the representations and warranties contained in SECTIONS 4.10, 4.12 and 4.18 shall survive the Closing Date until the later of the General Survival Date and 60 days following expiration of the respective statutes of limitations for Third Party Claims applicable to the matters covered thereby. The covenants and other agreements of the parties contained in this Agreement shall survive the Closing Date until they are otherwise terminated by their terms.

         (b) For convenience of reference, the date upon which any representation or warranty contained herein shall terminate, if any, is referred to herein as the "SURVIVAL DATE."

         (c) From and after the Closing, the Seller shall have no recourse to the Company or any Subsidiaries (if any) for any breach of any representation, warranty, covenant or agreement of the Company, Parent or MergeCo set forth in this Agreement or in any certificate or other writing delivered in connection with this Agreement.

11.5     LIMITATIONS ON INDEMNIFICATION.

         (a) INDEMNITY BASKETS. The Parent Indemnified Persons shall not have the right to be indemnified pursuant to SECTION 11.1(A)(I) unless and until the Parent Indemnified Persons shall have incurred on a cumulative basis aggregate Losses in an amount exceeding the sum of $25,000, in which event the right to be indemnified shall apply in respect of all Losses. The Seller Indemnified Persons shall not have the right to be indemnified pursuant to SECTION 11.1(B)(I) unless and until the Seller Indemnified Persons shall have incurred on a cumulative basis aggregate Losses in an amount exceeding the sum of $25,000, in which event the right to be indemnified shall apply in respect of all Losses.

         (b) INDEMNITY LIMITATION AND RECOURSE. The sum of all Losses pursuant to which indemnification is payable by the Seller Indemnifying Persons pursuant to SECTION 11.1(A)(I) or the Parent Indemnifying Persons pursuant to SECTION 11.1(B)(I) shall not exceed $3,500,000; PROVIDED, HOWEVER, that in no event shall the limitations set forth in this SECTION 11.5(B) apply with respect to the Subject Reps.

                                  ARTICLE XII
                                 MISCELLANEOUS

12.1     TRANSACTION EXPENSES.

         Each party shall bear its own expenses in connection with the transactions contemplated by this Agreement and the Related Documents (it being understood that the Seller shall pay on behalf of the Company all fees and expenses of the Company or the Seller arising out of or relating to the transactions contemplated hereby in excess of $175,000 and the Company shall pay at or after the Closing all Transaction Expenses).

12.2     NO THIRD PARTY BENEFICIARIES.

         Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be.

12.3     ENTIRE AGREEMENT.

         This Agreement and the Related Documents constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter of this Agreement or any Related Document.

12.4     SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; PROVIDED, HOWEVER, that Parent or MergeCo may assign any of its rights under any of this Agreement or any Related Document to (i) any Affiliate of Parent or MergeCo,
(ii) any Person who shall acquire substantially all of the assets of such Parent or MergeCo or a majority in voting power of the capital stock of MergeCo (whether pursuant to a merger, consolidation, stock sale or otherwise), (iii) any lender of Parent or MergeCo (or any agent therefor) for security purposes and the assignment thereof by any such lender or agent to any purchaser in connection with the exercise by any such lender or agent of all of its rights and remedies as a secured creditor with respect thereto and (iv) any Person to whom Parent or MergeCo shall transfer any shares or Assets in accordance with the terms of this Agreement or any Related Document.

12.5     COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12.6     NOTICES.

         All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

         If to the Company (prior to the Closing) or the Seller, to:

                  The Churchill Benefit Corporation
                  100 East Linton Boulevard
                  Delray Beach, Florida  33483
                  Telephone:        (561) 278-1351
                  Telecopy:         (561) 278-2526
                  Attention:        Mr. William Bahr

                  with a copy to:

                  Blank Rome Comisky & McCauley LLP
                  1 200 Federal Highway, Suite 417
                  Boca Raton, Florida  33432
                  Telephone:        561-417-8100
                  Telecopy:         561-417-8101
                  Attention:        Michael Leeds, Esq.

         If to Parent or the Company (after the Closing), to:

                  Opus360 Corporation
                  733 Third Avenue, 17th Floor
                  New York, New York  10017
                  Telephone:        212-301-2200
                  Telecopy:         212-301-2201
                  Attention:        Mr. Ari B. Horowitz

                  with a copy to:

                  O'Sullivan Graev & Karabell, LLP
                  30 Rockefeller Plaza
                  New York, New York  10112
                  Telephone:        212-408-2471
                  Telecopy:         212-728-5950
                  Attention:        John J. Suydam, Esq.

         All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by nationally recognized overnight courier, on the third business day following dispatch and (iv) in the case of mailing, on the seventh business day following such mailing.

12.7     GOVERNING LAW.

         THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

12.8     AMENDMENTS AND WAIVERS.

         No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company, the Seller and Parent. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

12.9     CERTAIN DEFINITIONS.

         "ACQUISITION PROPOSAL" means any offer, proposal or indication of interest in (a) the direct or indirect acquisition of all or any material part of the Company, (b) a merger, consolidation or other business combination directly or indirectly involving the Company or (c) the direct or indirect acquisition of any capital stock of the Company.

         "ADDITIONAL SHARES" shall have the meaning ascribed thereto in Section 2.4.

         "AFFILIATE" means, with respect to any Person, any of (a) a shareholder holding 5% or more of the capital stock (on a fully diluted basis), director or officer of such Person, (b) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or officer of such Person) and (c) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "ASSETS" means, with respect to any Person, all of the assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned by such Person.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and the rules and regulations promulgated thereunder.

         "CLOSING" shall have the meaning given to it in Section 2.8.

         "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "DEFINED BENEFIT PENSION PLAN" shall have the meaning set forth in
Section 3(35) of ERISA.

         "EMPLOYEE BENEFIT PLAN" means any (a) qualified or non-qualified Employee Pension Benefit Plan (including any Multiple Employer Plans or Multi-Employer Plans), (b) Employee Welfare Benefit Plan, or (c) employee benefit, fringe benefit, compensation, incentive, bonus or other plan, program or arrangement, whether or not subject to ERISA and whether or not funded.

         "EMPLOYEE WELFARE BENEFIT PLAN" shall have the meaning set forth in
Section 3(1) of ERISA.

         "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means all Laws, Orders, contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including, but not limited to, the SWDA, the Clean Air Act, as amended, 42 U.S.C. ss.ss. 7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.ss. 1251 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C. ss.ss. 11001 et seq., CERCLA, the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. ss.ss. 5101 et seq., the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA AFFILIATES" means, with respect to any Person, any other Person that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Section 414(b), 414(c), or 414(m) or 414(o) of the Code.

         "ESCROW AGREEMENT" means the form of Escrow Agreement, to be entered into between Parent and the Seller, in a form reasonably acceptable to Seller and Parent.

         "ESCROW RELEASE DATE" means the last day of the eighteenth month following the Closing Date or if such day is not a business day, the next business day following such date.

         "FULLY DILUTED BASIS" means that all convertible securities have been converted or exchanged and all options, warrants and other rights to purchase shares of Parent Common Stock have been exercised.

         "FUNDAMENTAL DOCUMENTS" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the "Fundamental Documents" of a corporation would be its charter and by-laws.

         "FUNDED INDEBTEDNESS" means the aggregate amount (including the current portions thereof) of all (i) indebtedness for money borrowed from others and purchase money indebtedness (other than accounts payable in the ordinary course); (ii) indebtedness of the type described in clause (i) above guaranteed, directly or indirectly, in any manner through, or in effect guaranteed, directly or indirectly, in any manner through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss, but excluding endorsements of checks and other instruments in the ordinary course; (iii) indebtedness of the type described in clause (i) above secured by the Person upon property owned by a Person, even though a Lien has not in any manner become liable for the payment of such indebtedness; (iv) obligations of a Person under any lease of any property (whether real, personal or mixed) by such Person which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person; (v) interest expense accrued but unpaid, and all prepayment premiums, on or relating to any of such indebtedness; and (vi) any indebtedness of a Person to any Affiliate thereof.

         "GAAP" means United States Generally Accepted Accounting Principles, consistently applied.

         "GOVERNMENTAL ENTITY" means any court, administrative agency, tribunal, department, bureau or commission or other governmental authority or instrumentality, domestic or foreign, Federal, state or local or any arbitral body.

         "GUARANTY" means any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Funded Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Funded Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Funded Indebtedness or other obligation, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Funded Indebtedness or other obligation of the payment hereof, (iii) to purchase or otherwise pay for merchandise, materials, supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, or (iv) to maintain the working capital, equity capital or other financial statement condition of any primary obligor.

         "INDEMNIFIED PERSONS" means and includes the Parent Indemnified Persons and/or the Seller Indemnified Persons, as the case may be.

         "INDEMNIFYING PERSONS" means and includes the Parent Indemnifying Persons and/or the Seller Indemnifying Persons, as the case may be.

         "INITIAL SHARES" shall have the meaning ascribed thereto in
Section 2.2.

         "INTELLECTUAL PROPERTY" means all industrial and intellectual property, including, without limitation, (i) patents, patent applications, patent rights, trademarks, trademark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, proprietary processes and formulae, layouts, processes, inventions, and (ii) all proprietary rights pertaining to any product or service manufactured, sold, distributed or marketed, or used, employed or exploited in the development, manufacture, license, sale, distribution, marketing or maintenance thereof, and all documentation and media constituting, describing or relating to the foregoing.

         "KNOWLEDGE" of any Person means (i) the actual knowledge of such Person and (ii) that knowledge which should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those officers, directors, key employees and professional advisers (including attorneys, accountants and consultants) of the Person who could reasonably be expected to have actual knowledge of the matters in question. When used in the case of a Seller, the term "KNOWLEDGE" shall also include the Knowledge of the Seller and the Company.

         "LAW" means any constitution, law, statute, treaty, rule, directive, requirement or regulation or Order of any Governmental Entity.

         "LIABILITY" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

         "LIEN" means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, or other similar arrangement or interest in real or personal property.

         "LOSSES" means any and all losses (including, but without duplication, a diminution in value of assets or Equity Interests), claims, shortages, damages, Liabilities, expenses (including reasonable attorneys' and accountants' and other professionals' fees), assessments, and Taxes (including interest or penalties thereon) arising from or in connection with any such matter that is the subject of indemnification under ARTICLE XI.

         "MATERIAL ADVERSE CHANGE" means, with respect to any Person, any material adverse change in the business, operations, assets, condition (financial or otherwise), operating results, liabilities, or prospects of such Person or its Subsidiaries, if any, or any material casualty loss or damage to the assets of such Person, whether or not covered by insurance.

         "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on the business, operations, assets, condition (financial or otherwise), operating results, liabilities or prospects of such Person and its Subsidiaries, if any, taken as a whole.

         "MULTI-EMPLOYER PLAN" shall have the meaning set forth in Section 3(37) of ERISA.

         "MULTIPLE EMPLOYER PLAN" shall have the meaning set forth in Section 413 of the Code.

         "ORDERS" means judgments, writs, decrees, injunctions, orders, compliance agreements or settlement agreements of or with any Governmental Entity or arbitrator.

         "PARENT ADDITIONAL SHARE PRICE" means, as of the Escrow Release Date
(a) if shares of Common Stock are not then listed on the NASDAQ Stock Market, the fair market value of Parent' Common Stock as determined by the Board of Directors of Parent in good faith at such time; or (b) if shares of Parent' Common Stock are then listed on the NASDAQ Stock Market, the average closing price per share of Parent' Common Stock as reported by the NASDAQ Stock Market for the five trading days prior to the determination date or, if there have been no sales on any such day, the average of the highest bid and lowest asked prices as reported by the NASDAQ Stock Market at the end of such day.

         "PARENT COMMON STOCK" means the common stock, $.001 par value of Parent.

         "PARENT INDEMNIFIED PERSONS" means and includes (A) before the Closing, Parent, MergeCo and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing and (B) after the Closing, Parent, the Company and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing; provided, however, that, after the Closing, any such person or entity who was, prior to the Closing, an officer, director, employee, Affiliate, successor or assign of any of the Company or the Seller shall not in such capacity, be a Seller Indemnified Person with respect to a breach of this Agreement or any Related Document based on facts or circumstances occurring, or actions taken by such person or entity, at or prior to the Closing.

         "PARENT INDEMNIFYING PERSONS" means and includes (A) before the Closing, Parent and MergeCo and (B) after the Closing, the Company.

         "PARENT INITIAL SHARE PRICE" means $50,000,000 divided by the number of shares of Parent Common Stock outstanding on a Fully Diluted Basis immediately prior to the Effective Time.

         "PARENT LOSSES" means any and all Losses sustained, suffered or incurred by any Parent Indemnified Person arising from or in connection with any matter which is the subject of indemnification under Section 11.1(a) or (b).

         "PARENT SHARES" means the Initial Shares, the Reserved Shares and the Additional Shares, as the same may be adjusted pursuant to any stock dividend, stock split, subdivision, split-up combination or similar adjustment or as the same may be converted into another security pursuant to any reclassification, recapitalization, consolidation or merger.

         "PERMITS" means all permits, licenses, authorizations, registrations, franchises, approvals, consents, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

         "PERMITTED LIENS" means (i) Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books of such Person, (ii) workers or unemployment compensation liens arising in the ordinary course of business; (iii) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent or past due; and
(iv) zoning ordinances, easements and other restrictions of legal record affecting real property which would be revealed by a survey and would not, individually or in the aggregate, materially interfere with the value or usefulness of such real property to the business.

         "PERSON" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

         "PROCEEDING" means any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Entity or an arbitrator.

         "PRO RATA RESERVED SHARE FORFEITURE PERCENTAGE" means an amount equal to a fraction, the denominator of which is 1,750,000 less the transaction expenses and the numerator of which is 750,000.

         "QUALIFIED OFFERING" shall mean an underwritten public offering of shares of Parent Common Stock registered pursuant to the Securities Act.

         "RELATED DOCUMENTS" has the meaning ascribed thereto in Section 8.2.

         "RESERVED SHARES" shall have the meaning ascribed thereto in
Section 2.3.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SELLER INDEMNIFIED PERSONS" means and includes the Seller, the Company and their respective Affiliates, successors and assigns, heirs and estates and the respective officers and directors of the foregoing.

         "SELLER INDEMNIFYING PERSONS" means and includes the Seller, the Company and their respective Affiliates, successors and assigns, heirs and estates and the respective officers and directors of the foregoing.

         "SELLER LOSSES" means any and all Losses sustained, suffered or incurred by any Seller Indemnified Person arising from or in connection with any matter which is the subject of indemnification under Section 11.1(c).

         "STOCKHOLDERS AGREEMENT" means the Stockholders' Agreement dated as of December 24, 1998, among the Company, Parent and the other parties thereto in substantially the form attached hereto as EXHIBIT C.

         "SUBSIDIARY" means any corporation, partnership, limited liability company or other business entity, with respect to which such Person (or any Subsidiary thereof) has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "SWDA" means the Solid Waste Disposal Act, as amended, and the rules and regulations promulgated thereunder.

         "TAX" as used in this Agreement, means any of the Taxes, and "Taxes" means, with respect to any Person, (a) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (b) any liability for the payment of any amount of the type described in the clause (a) above as a result of (i) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Law) of another Person, (ii) being a member of an affiliated, combined, or consolidated group, or (iii) a contractual arrangement or otherwise.

         "TAX RETURN" means any return declaration, report, claim for refund, or information return or statement relations to Taxes, including any schedules or attachments thereto, and amendment thereof.

         "TRANSACTION EXPENSES" means up to $175,000 of the fees and expenses that are incurred by or on behalf of the Company or the Seller (whether incurred prior to, at or after the Closing) in connection with the preparation for, and consummation of, the transactions contemplated hereby, by the other agreements referred to herein or otherwise in connection with the sale of the Company, including, without limitation, the fees and expenses payable to The Geneva Companies and Blank Rome Comisky & McCauley LLP.

12.10    INCORPORATION OF SCHEDULES AND EXHIBITS.

         The Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

12.11    CONSTRUCTION.

         Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

12.12    INTERPRETATION.

         Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. As used in this Agreement (including all Schedules, Exhibits and amendments hereto), the masculine, feminine and neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. References to Articles and Sections refer to articles and sections of this Agreement. Similarly, references to Schedules and Exhibits refer to schedules and exhibits, respectively, attached to this Agreement. Unless the content requires otherwise, words such as "hereby," "herein," "hereinafter," "hereof,"

"hereto," "hereunder" and words of like import refer to this Agreement. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

12.13    INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES.

         All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

12.14    REMEDIES.

         The Parties shall each have and retain all other rights and remedies existing in their favor at Law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement.

12.15    SEVERABILITY.

         It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

12.16    WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT.

                                    * * * * *

         IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger as of the date first above written.

                                     OPUS360 CORPORATION



                                     By:
                                         --------------------------------------
                                         Name:  Ari B. Horowitz
                                         Title: Chief Executive Officer


                                     CHURCHILL ACQUISITION CORP.



                                     By:
                                         --------------------------------------
                                         Name:  Ari B. Horowitz
                                         Title:

                                    THE CHURCHILL BENEFIT CORPORATION



                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:





                                    SELLER:



                                    ------------------------------------------
                                    William Bahr



                                    FOR PURPOSES OF SECTION 10.2 ONLY (AND FOR
                                    PURPOSES OF ANY SPOUSAL CONSENT WHICH MAY BE
                                    REQUIRED UNDER APPLICABLE LAW FOR THE
                                    TRANSACTIONS CONTEMPLATED HEREBY AND BY THE
                                    RELATED DOCUMENTS):



                                    ------------------------------------------
                                    Karina Bahr

                                                                         ANNEX I



                   TEST DATE               NUMBER OF MONTH'S END CONSULTANTS
                   ---------               ---------------------------------

               First Anniversary                         500
                of Closing Date


         On the Test Date, the target number of month end consultants shall equal the number set forth opposite such Test Date above (the "Target Number"). The actual number of month end consultants on the Test Date (the "Actual Number") shall equal the greater of (i) the number of consultants on the Test Date and (ii) the average number of month end consultants for the prior 3 months.

         If the Actual Number as of the Test Date is less than the Target Number, such number of Reserved Shares and Additional Shares shall be forfeited in accordance with the following formula:

# Reserved Shares Forfeited = (Pro Rata Reserved Share Forfeiture Percentage x ((1 - (Actual Number - 260)/(Target Number - 260))) * 3,500,000))/Parent Initial Share Price

# Additional Shares Forfeited = (Pro Rata Additional Share Forfeiture Percentage x ((1 - (Actual Number - 260)/(Target Number - 260))) * 3,500,000))/Parent
Additional Share Price

"CONSULTANTS" shall mean individuals for which the Company provides billing and other management services but who are not directly providing services to or otherwise employed by the Company. The Company must have either (i) billed for the Consultant for the full month prior to the Test Date, or (ii) billed for the Consultant for 2 of the past 3 full months prior to the Test Date.